UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.    )

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JELD-WEN HOLDING, INC.

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JELD-WEN®
WINDOWS & DOORS

JELD-WEN HOLDING, INC.

PROXY STATEMENT 2022

March 18, 2022

DEAR FELLOW STOCKHOLDERS,

First, we would like to thank you for your investment in JELD-WEN Holding, Inc. We are pleased and proud to report that your company is strong and growing. Over the past year, we have made great strides in our financial performance, in improved operations and also in sustainability and governance as we aspire to be known as a great company. Despite the challenges that faced businesses around the world, JELD-WEN had record revenue and core revenue growth, setting the foundation for continued growth in 2022 and beyond. Customer demand is strong in each segment of our business, orders remain healthy and we are executing operational improvement initiatives across our global footprint.

Environmental, Social and Governance

Growth is founded on innovation, and at JELD-WEN, innovation begins with sustainability. It is in our DNA. For more than 60 years, we have invested in initiatives that benefit our planet and communities. We have made sustainable product design and manufacturing integral to our business as far back as the 1970s, and to this day we use recycled and sustainable materials across our product lines. We understand our responsibility to the communities in which we work and live, to our associates and customers, and to our supply chain and other business partners around the world.

In 2021, we published our inaugural Environmental, Social and Governance (ESG) Report to share our passion for the planet and our role in preserving our environment.

JELD-WEN has made a significant effort to determine the right standards to measure ourselves against and the appropriate goals to set. We look forward to publishing our next ESG report in alignment with the standards of the Sustainability

Accounting Standards Board (SASB). Our efforts are comprehensive and are focused on six priority areas: producing sustainable and energy-efficient products, supporting a circular economy and sustainable supply chain, ensuring the growth and safety of our diverse associates, creating inclusive and equitable workplaces, developing innovative products and holding ourselves accountable to our stakeholders-- all supporting our long-term growth. We continue to assess our environmental impact and are making progress against our sustainability goals.

Our ESG philosophy and approach is ingrained in our business strategy and fully backed by our Board of Directors.

While we know we are just beginning our journey, we are proud of the progress we have made thus far. In 2021, JELD-WEN was honored to be recognized with the Excellence in Corporate Culture Impact Award by risk and compliance management company NAVEX Global®. The company was selected for demonstrating forward-thinking leadership and our holistic approach to risk and compliance management.

JELD-WEN PROXY STATEMENT 2022

Human Capital Management and Diversity

JELD-WEN knows that the success of the company depends on the well-being and engagement of our associates. So, we have focused efforts to invest in them.

Safety of our associates is always of utmost importance. We emphasize safety from the start and continue to make progress as we encourage a community of safety through leadership reinforcement and rewards.

Our premier performing culture includes a diverse and inclusive workforce, and we continue to be intentional about creating an inclusive culture where our associates can bring their whole selves to work. We have made strides to ensure better representation in management and on our Board of Directors. In 2021, we welcomed two new women to our Board, including the first woman of color to serve, resulting in over 30% female representation on the Board.

Throughout the company, all recruiting and leadership succession efforts begin with a diverse slate of candidates. We also run pay-equity programs to ensure our associates are compensated fairly and equitably. Because diverse perspectives benefit our associates, our company and stockholders.

Our JELD-WEN’s Women’s Network supports our professional women with mentors and training sessions, while the Women’s Executive Salon Series provides a forum for collaboration and networking for women leaders across the globe through formal and informal sessions on topics of professional and personal interest. Building on the success of our women’s initiatives and feedback from our associates, we have added more Employee Resource Groups so we can better meet the needs of our associates and grow diverse talent throughout the organization.

Good Governance and Independent Leadership

Our Board, which consists of a majority of independent directors, made changes to our leadership structure in late 2021 by combining the Chair and CEO roles. This combined role creates a clear line of accountability for company performance and we believe can enhance Board efficiency by providing deep knowledge of the company’s operations and allowing Board decisions to be put into action quickly. The Board also recognizes the necessity of having a strong independent Lead Director with a clearly defined role and set of responsibilities to strike an appropriate balance and to fulfill the important requirements of independent leadership on the Board.

A Look Ahead

We have made great progress over the past year in transforming our business and delivering profitable growth by executing on our well-defined strategy and business operating system. We continue to be good stewards of the environment, minimizing waste and improving on our environmental footprint, as we accelerate our growth to achieve breakthrough performance.

As it was when we were founded 60 years ago, if we put our name on a product, the quality must be there to meet our standards. The JELD-WEN name means taking care of our customers, associates and communities, and always striving to do the right thing. These foundational values drive us today and motivate us to make a difference with our stakeholders and in the communities where we live and work.

We remain optimistic in our outlook for the year ahead. While we are off to an impressive start with our efforts, we are on a journey to do even more. We are committed to taking meaningful steps to attain leading performance that will drive business advantage and value creation over the long term for our stakeholders.

From the materials we use, the partners we collaborate with and our commitment to create an equitable and inclusive environment for all, JELD-WEN’s work is driven by our purpose: to bring beauty and security to the spaces that touch our lives.

Sincerely,

Gary S. Michel, Chair, President and CEO

Suzanne L. Stefany Independent Lead Director

JELD-WEN PROXY STATEMENT 2022

JELD-WEN HOLDING, INC.

Notice of 2022 Annual Meeting of Stockholders

Date: April 28, 2022	Time: 7 a.m. Eastern Time

Location:

www.virtualshareholdermeeting.com/JELD2022

For the safety of all of our people and to increase accessibility, our Board of Directors has determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. At the virtual Annual Meeting, stockholders will be able to attend, vote and submit questions from any location via the Internet.

Record Date	March 1, 2022. Only stockholders of record of the Company’s common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting.

Items of Business

•   Elect eight directors to our Board of Directors

•   Approve an advisory resolution on the compensation of our named executive officers

•   Ratify PricewaterhouseCoopers LLP as our independent auditor for 2022

•   Approve an amendment to our Amended and Restated Certificate of Incorporation to remove the waiver of corporate opportunities that may be available to our former sponsor and is no longer applicable

•   Approve an amendment to our 2017 Omnibus Equity Plan to increase the number of shares available for issuance by 2,400,000 shares

•   Transact any other business as may properly come before the Annual Meeting

Proxy Materials	Attached to this meeting notice is our Proxy Statement, which includes further information about the Annual Meeting and the items of business. Your vote is very important—you may vote on the Internet, by telephone or by completing and mailing a proxy card as explained in the attached Proxy Statement.

Admission to the Meeting	To attend our virtual Annual Meeting, you will need the 16-digit control number provided on your proxy card or voting instruction form.

Proxy Voting	Even if you plan to virtually attend the Annual Meeting, we encourage you to vote your shares by proxy prior to the meeting by Internet, telephone or mail. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described in the “Information about the Annual Meeting and Voting” section in the attached Proxy Statement.

Access to Proxy Materials

Our Proxy Statement and Annual Report are available online at investors.jeld-wen.com.* We will mail to certain stockholders a notice of internet availability of proxy materials, which contains instructions on how to access these materials and vote online. We expect to mail this notice and our proxy materials on or about March 18, 2022.

By Order of the Board of Directors,

James S. Hayes, Corporate Secretary

March 18, 2022

* Web links throughout the materials are provided for convenience only. Information from the Company’s website is not incorporated by reference.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

This Notice of Meeting, 2022 Proxy Statement, Proxy Card and 2021 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2021, are available at www.proxyvote.com.

JELD-WEN PROXY STATEMENT 2022

2022 PROXY STATEMENT SUMMARY

This summary highlights information about JELD-WEN Holding, Inc. and the upcoming 2022 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting. Unless the context otherwise requires, all references in this Proxy Statement to “JELD-WEN,” “Company,” “we,” “us” and “our” refer to JELD-WEN Holding, Inc. and its subsidiaries.

Our mailing address and principal executive office is 2645 Silver Crescent Drive, Charlotte, North Carolina 28273. Our website is located at investors.jeld-wen.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

How to Vote Your Shares

If you were a stockholder of record as of March 1, 2022, you may cast your vote as outlined below. If you hold your shares in “street name,” you should follow the instructions provided by your bank or broker.

Internet (in advance of the Annual Meeting) Visit www.proxyvote.com and follow the instructions on your proxy card.	Phone Call 1-800-690-6903 or the number on your proxy card or voting instruction form. You will need the 16-digit control number provided on your proxy card or voting instruction form.	Mail Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.	Internet (at the Annual Meeting) See “Questions and Answers About the Annual Meeting—How can I virtually attend the Annual Meeting?” on page 59 for details on how to access the Annual Meeting.

You can help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive proxy materials electronically will remain in effect until canceled. Enroll in paperless delivery and we will plant a tree on your behalf.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “estimate,” “predict,” “potential,” “continue” or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company’s Annual Report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements

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CORPORATE GOVERNANCE HIGHLIGHTS

Our Board of Directors (the “Board”) is committed to maintaining the highest standards of integrity and ethics and to the continuous improvement of our corporate governance principles and practices. The following are some highlights of our governance practices.

BOARD GOVERNANCE AND INDEPENDENCE
Director Resignation Policy for directors elected by less than a majority	Mandatory Retirement age and term limits for non-employee directors

Governance Policies on clawback, anti-hedging and anti-pledging	Annual Self-Evaluations of Board and committees

Independent Lead Director with clear duties and responsibilities	Executive Sessions of independent directors at all Board and committee meetings

Majority Independent Directors and fully independent board committees	Share Ownership Requirements for directors and executives

STOCKHOLDER RIGHTS
Annual Elections of all directors	No Super Majority voting requirements

Stockholder Right to call meetings	Stockholder Right to act by written consent

BOARD NOMINEES

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BOARD SKILLS AND EXPERIENCE

CEOs and CFOs

Public Company Board Experience

Financial Experience

Business Development / M&A

Building Products Industry Experience

ESG

Human Capital Management / DE&I

IT / Cybersecurity

Global Experience

Regulatory / Government Relations

ESG GOVERNANCE HIGHLIGHTS

Our inaugural ESG report in 2021 was an important step towards increasing visibility. We will continue to build integrated sustainability reporting systems and develop standardized processes to enable consistent measurement of our ESG progress across our global footprint. We continue to pursue high standards for transparency and reporting, grounded in validated and robust external sources.

ISSUED INAUGURAL ESG REPORT IN 2021

RECOGNIZED FOR
BOARDROOM DIVERSITY

The Company has been honored by the 50/50 Women on Boards for raising the bar for gender diverse boards. The Company’s Board of Directors includes three female directors, or over 30% female representation, exceeding the national average.

RECOGNIZED FOR CORPORATE CULTURE JELD-WEN is proud to accept the Excellence in Corporate Culture Impact Award, which reinforces our commitment to creating a premier values-driven organization.

iii / JELD-WEN PROXY STATEMENT 2022

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal 1: Elect eight directors to our board of directors

We are asking our stockholders to elect the eight director nominees listed below.

DIRECTOR NOMINEE	AGE	DIRECTOR SINCE	INDEPENDENT	OTHER PUBLIC COMPANY BOARDS	COMMITTEES

Gary S. Michel Chair, President and Chief Executive Officer	59	2018			None

Tracey I. Joubert Chief Financial Officer of Molson Coors Brewing Company	55	2021			Audit Committee (Chair)

Cynthia Marshall Chief Executive Officer of the Dallas Mavericks	62	2021			Governance & Nominating Committee

David G. Nord Former Executive Chairman of Hubbell Incorporated	64	2021			Compensation Committee

Suzanne L. Stefany (Lead Director) Partner in the Strategic Advisory Group at PJT Partners	58	2017			Governance & Nominating Committee (Chair) Compensation Committee

Bruce M. Taten Attorney	66	2014			Compensation Committee (Chair) Governance & Nominating Committee

Roderick C. Wendt Vice Chair and Former Chair and Chief Executive Officer of the Company	67	1985			None

Steven E. Wynne Executive Vice President of Health Services Group	69	2012			Audit Committee

The Board recommends that you vote FOR each director nominee.

iv / JELD-WEN PROXY STATEMENT 2022

Proposal 2: Advisory vote to approve the compensation of our named executive officers

We are asking our stockholders to approve, on a nonbinding, advisory basis, the compensation of our named executive officers (“NEOs”) as described in the “Compensation of Executive Officers” section of this Proxy Statement beginning on page 21.

EXECUTIVE COMPENSATION PRACTICES

During 2021, our Compensation Committee reviewed our compensation programs and practices to ensure alignment with our compensation philosophy.

OUR COMPENSATION PRACTICES INCLUDE:	OUR COMPENSATION PRACTICES DO NOT INCLUDE:

•  Base Salary and an Annual Management Incentive Plan

•  Long-Term Equity Incentives

•  Clawback Policy

•  Stock Ownership Requirements

•  Double-Trigger Vesting Upon a Change in Control

•  Tally Sheets and Risk Analysis

• Hedging or Pledging Stock • Options Repricing • Excessive Perquisites for Executives • Tax Gross-Ups Including Excise Taxes in Connection with a Change in Control

2021 EXECUTIVE COMPENSATION HIGHLIGHTS

Our compensation program is premised on a pay-for-performance philosophy and places a significant percentage of NEO compensation at risk. In 2021, we compensated our NEOs as follows:

Base Salary	A fixed, competitive component of compensation based on duties and responsibilities.	Page 24

Annual Management Incentive Plan	Designed to motivate achievement of short-term performance goals by linking a portion of NEO compensation to the achievement of our operating plan.	Page 24

Long-Term Incentive Plan	Designed to encourage performance that creates a strong pay-for-performance alignment of the Company’s compensation program and long-term stockholder value creation.	Page 28

The Board recommends that you vote FOR our “say-on-pay” proposal.

Proposal 3: Ratify the selection of independent auditor

We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for 2022. Information on professional services performed and fees billed by PwC are presented beginning on page 42 of this Proxy Statement.

The Board recommends that you vote FOR the ratification of PwC as our independent auditors for 2022.

Proposal 4: Approve amendment to the charter

We are asking stockholders to approve the proposed amendment to our Amended and Restated Certificate of Incorporation (our “Charter”). The amendment relates to the waiver of corporate opportunities that may be available to our former sponsor, Onex Corporation and its affiliates (“Onex”), and is no longer applicable.

The Board recommends that you vote FOR the amendment to our Charter.

Proposal 5: Approve amendment to the omnibus equity plan

We are asking stockholders to approve the proposed amendment to our 2017 Omnibus Equity Plan (the “Omnibus Equity Plan”) to increase the number of shares available for issuance by 2,400,000 shares.

The Board recommends that you vote FOR the amendment to our Omnibus Equity Plan.

v / JELD-WEN PROXY STATEMENT 2022

JELD-WEN PROXY STATEMENT 2022

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2022

CORPORATE GOVERNANCE AT JELD-WEN

Corporate Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We regularly review and consider our corporate governance policies and practices, taking into account the Securities and Exchange Commission’s (the “SEC”) corporate governance rules and regulations, the corporate governance standards of the New York Stock Exchange (the “NYSE”) and stockholder feedback.

We have adopted the JELD-WEN Holding, Inc. Board Guidelines on Corporate Governance Matters (the “Corporate Governance Guidelines”), which provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

•	The composition, structure and policies of the Board and its committees;
•	Director qualification standards;
•	Expectations and responsibilities of directors;
•	Management succession planning;
•	The evaluation of Board performance;
•	Principles of Board compensation; and
•	Communications with stockholders and independent directors.

Our Corporate Governance Guidelines further require that the Board, acting through the Governance and Nominating Committee (as described below), conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. In addition, our Corporate Governance Guidelines require that each committee conduct an annual self-evaluation to assess its compliance with the requirements of its charter and the Corporate Governance Guidelines, as well as ways in which committee processes and effectiveness may be enhanced.

Our Corporate Governance Guidelines are posted in the Governance section of our website at investors.jeld-wen.com. Our Governance and Nominating Committee reviews the Corporate Governance Guidelines at least annually to ensure that they effectively promote the best interests of both the Company and our stockholders and that they comply with all applicable laws, regulations and the corporate governance standards of the NYSE.

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Environmental, Social and Governance (“ESG”) Vision

We believe a great company is one that associates want to work for, customers want to buy from and investors want to invest in. Great companies are also driven by core values. As we strive to be recognized as a great company, we act with integrity, invest in people, inspire through innovation, deliver on our promises and improve every day. At JELD-WEN, it is our responsibility to be environmental stewards and provide sustainable and innovative solutions that benefit our customers, our communities and the planet. We communicate these values to associates worldwide and our values are integral to sustainable company performance and impact. Our ongoing commitment to sustainability is found throughout our company – from the efficient use of recycled materials to building long-lasting, energy-saving products, from lean manufacturing to operating close to markets to minimize fuel consumption and greenhouse gas emissions. We will deliver on our commitments while providing our associates a safe, diverse and inclusive place to work. To learn more about ESG ambitions and practices, see our 2021 ESG Report available at https://www.jeld-wen.com/en-us/esg-2021.

ESG Governance

Board of Directors The Board of Directors has oversight responsibility for ESG matters and is committed to the Company’s ESG vision, which benefits the Company’s stakeholders.

Governance and Nominating Committee

The Governance and Nominating Committee provides principal oversight of ESG matters at the board level and enables the Board of Directors to take action when required.

Additionally, other Board committees focus on specific components of our ESG initiatives. Our Compensation and Audit Committees are responsible for holding the Company and its executives accountable for its
ESG commitments by tying ESG goals to executive compensation.

Our CEO and other Executive Sponsors Executive leadership is responsible for implementing the Company’s ESG vision, with business leaders across our global footprint driving the Company’s ESG efforts.

The ESG Team

The ESG team is led by the Company’s Vice President of Social Governance and Sustainability, manages the Company’s ESG initiatives, and reports to our senior executives on the Company’s ESG progress.

The ESG Executive Steering Committee

The ESG Executive Steering Committee supports the Company’s ongoing commitment to ESG matters and ensures alignment with the Company’s business strategy. This Committee is comprised of executive leaders across the Company’s business and functions.

The Vice President of Social Governance and Sustainability chairs the committee, which meets at least once a quarter.

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Stockholder Engagement

We are committed to effective corporate governance that is designed to promote the long-term interests of our stockholders. We proactively engage with stockholders and other stakeholders throughout the year to learn more about their perspectives on significant issues, including company performance and strategy, corporate governance and ESG matters. This engagement helps us better understand stockholder priorities, gives us an opportunity to elaborate upon our initiatives and practices, and fosters constructive dialogue. Our senior management and investor relations teams maintain regular contact with a broad base of investors through quarterly earnings calls, investor conferences and roundtables, and individual meetings. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and share this feedback with our Board, as appropriate.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and associates. Our Code of Business Conduct is available in the Governance section of our website at investors.jeld-wen.com. If we amend or waive certain provisions of the Code of Business Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer in a manner that requires disclosure under applicable SEC rules, we intend to disclose those actions on our website.

Board Composition and Refreshment

The Board seeks input from each of its directors at least annually, with respect to the current composition of the Board to reflect changes in the Company’s current and future business strategies. Our Board strives to have a good balance of experienced and new directors to ensure a diversity of viewpoints while also maintaining institutional knowledge at the Board level. In 2021, we added three new directors with extensive leadership experience and service on public company boards.

Additionally, to promote thoughtful Board refreshment and to maintain a balanced mix of perspectives and experience, the Board has a mandatory retirement policy for non-employee directors as set forth in the Board’s Corporate Governance Guidelines. Non-employee directors elected or appointed to the Board must retire at the annual meeting following their 72nd birthday and may not stand for reelection upon the completion of ten years of service following the later of the Company’s initial public offering (February 1, 2017) or their first appointment or election as a director. In certain circumstances, the Board may waive these policies and will report the rationale for such waiver in the Company’s proxy materials.

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Board Leadership Structure

Strong independent leadership is essential for our Board to effectively perform its primary oversight functions. It is also important for the Board to retain flexibility to determine its leadership structure based on the particular composition of the Board and the needs and opportunities of the Company. This allows the Board to choose the leadership structure that it believes will best serve the interests of the Company and our stockholders at any given time.

The Board believes that a combined Chair and CEO role allows the Company at its current stage to convey its business strategy and core values to stockholders and other stakeholders in a single, consistent voice. The Board also recognizes the need for a strong independent Lead Director with a clearly defined role and set of responsibilities to complement the Chair and CEO. As a result, in October 2021, the Board appointed our CEO, Mr. Michel, as Chair and CEO because of his in-depth knowledge of the Company’s business and strategy and his focused leadership. Simultaneously, the Board appointed Ms. Stefany as independent Lead Director because of her financial, ESG and governance expertise. The Board believes that these appointments result in the optimal Board leadership structure for the Company at this time.

In addition to the duties of all directors, as set forth in the Corporate Governance Guidelines, the specific responsibilities of the independent Lead Director are as follows:

•	presides at executive sessions of the independent directors and has the authority to call additional executive sessions or meetings of the independent directors;
•	presides at Board meetings in the Chair’s absence;
•

reviews and provides feedback on meeting agendas and approves meeting schedules for the Board to ensure that appropriate topics are being addressed and there is sufficient time allocated for discussion of agenda items;

•	is available for consultation and direct communication with major stockholders, if requested; and
•	performs such other duties as the independent directors may from time to time designate.

Strategy and Risk Oversight

The Board is responsible for overseeing the Company’s business strategy, strategic planning and enterprise risk management program. While the Board and its committees oversee strategic planning, Company management is charged with developing and executing business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders. With respect to risk oversight, the Board fulfills its responsibility both directly and through its standing committees, each of which assists the Board in overseeing a part of the Company’s overall risk management. Company management is charged with managing risk, through robust internal processes and effective internal controls. At least annually, the Board reviews with management the strategic risks and opportunities facing the Company. Other important categories of risk as described below are assigned to designated Board committees, which report their activities to the full Board. The standing committees oversee the following risks:

COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT

Audit Committee	Risks related to major financial risk exposures, including cybersecurity; significant legal, regulatory and compliance issues; and internal controls

Compensation Committee	Risks associated with compensation policies and practices, including incentive compensation and executive succession planning

Governance and Nominating Committee	Risks related to ESG matters, to the extent not reserved to another committee; effectiveness of Board and director candidates; conflicts of interest and director independence; and stockholder concerns

The Audit Committee meets at least quarterly with our Chief Financial Officer, head of Internal Audit, General Counsel and our independent auditor to receive regular updates regarding management’s assessment of risk exposures, including liquidity, credit and operational risks such as data privacy and cybersecurity, and the processes in place to monitor such risks and review results of operations, financial reporting and assessments of internal controls over financial reporting.

4 / JELD-WEN PROXY STATEMENT 2022

The Compensation Committee meets at least quarterly to consider management’s assessment of associate and compensation risks, monitor incentive and equity-based compensation plans and, at least annually, review the Company’s compensation programs to ensure they are appropriately aligned with the Company’s strategic direction and avoid incentivizing unnecessary or excessive risk taking.

The Governance and Nominating Committee meets quarterly to oversee risks related to overall corporate governance, including Board and committee composition and succession planning, director candidates and independence matters, and other matters of interest to stockholders and other stakeholders, including ESG issues.

Our Board believes that the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Meetings of the Board and Its Committees

During the fiscal year ended December 31, 2021, the Board held ten meetings. All of the directors who served during the fiscal year ended December 31, 2021 attended at least 75% of the aggregate of the total meetings of the Board and total meetings of the Board committees on which such director served during their respective tenures. Directors are expected to make best efforts to attend all Board meetings, all meetings of the committee or committees of the Board of which they are a member and the annual meeting of stockholders. Attendance by telephone or videoconference is deemed attendance at a meeting. All of our directors attended the annual meeting of stockholders held in 2021.

Pursuant to our Corporate Governance Guidelines, our Board plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Independent Directors

Pursuant to our Corporate Governance Guidelines, to ensure free and open discussion and communication among the independent directors of the Board, the independent directors meet in executive session at all Board meetings with no members of senior management present. Our independent Lead Director presides at these executive sessions. Further, our independent Lead Director may call additional meetings of the independent directors as needed.

Communications with the Board

A stockholder or any interested party may submit a written communication to the Board or to the chairperson of any of the Audit, Compensation, or Governance and Nominating Committees, or to the Chair of the Board, Lead Director or the independent directors as a group, by addressing such communications to: Corporate Secretary, JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273. The Corporate Secretary will, as appropriate, forward such communication to our Board or to any individual director, select directors or committee of our Board to whom the communication is directed. Such communications may be made confidentially or anonymously. Items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as business solicitations or advertisements; product related inquiries; junk mail or mass mailings; or spam.

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Committees of the Board

The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee, as described below. Each of these committees currently consists entirely of independent directors. Each of the Audit Committee, Compensation Committee and Governance and Nominating Committee operates under a written charter approved by the Board, copies of which are available in the Governance section of our website at investors.jeld-wen.com.

The following table shows the membership of each committee of our Board as of December 31, 2021, and the number of meetings held by each committee during the fiscal year ended December 31, 2021.

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE

Gary S. Michel

William F. Banholzer	✓	✓

Tracey I. Joubert	Chair

Cynthia Marshall			✓

David G. Nord		✓

Suzanne L. Stefany		✓	Chair

Bruce M. Taten		Chair	✓

Roderick C. Wendt

Steven E. Wynne	✓

Number of Meetings in 2021	5	7	4

AUDIT COMMITTEE

The current members of the Audit Committee are Tracey I. Joubert (Chair), William F. Banholzer and Steven E. Wynne. The Board has determined that (i) Ms. Joubert and Messrs. Nord, Taten and Wynne each qualify as an “audit committee financial expert” within the meaning of regulations adopted by the SEC and (ii) all members of the Audit Committee are financially literate and independent within the meaning of the NYSE listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee oversees the Company’s accounting and financial reporting processes, internal controls and internal audit functions. The Audit Committee is responsible for the appointment of the Company’s independent auditor and reviews at least annually their qualifications and performance. The Audit Committee also reviews the scope of audit and non-audit assignments and related fees. The Audit Committee, on behalf of the Board, is responsible for overseeing the Company’s major financial risk exposures, including data protection, cybersecurity, business continuity and operational risks, and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee reviews with the Company’s General Counsel and Chief Compliance Officer legal matters that could have a significant impact on the Company’s financial statements, as well as compliance with the Company’s Code of Business Conduct. See the “Strategy and Risk Oversight” section for more details on the roles of the Board and standing committees in the Company’s risk management process.

The charter of the Audit Committee permits the committee to delegate, in its discretion, its duties and responsibilities to one or more subcommittees as it deems appropriate.

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COMPENSATION COMMITTEE

The current members of the Compensation Committee are Bruce M. Taten (Chair), William F. Banholzer, David G. Nord and Suzanne L. Stefany. All members of the Compensation Committee are independent within the meaning of the NYSE listing standards.

The principal responsibilities of the Compensation Committee are to review and approve matters involving executive compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements and authorize the Company to enter into employment and other employee-related agreements.

The charter of the Compensation Committee permits the committee to delegate, in its discretion, its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law.

GOVERNANCE AND NOMINATING COMMITTEE

The current members of the Governance and Nominating Committee are Suzanne L. Stefany (Chair), Cynthia Marshall and Bruce M. Taten. All members of the Governance and Nominating Committee are independent within the meaning of the NYSE listing standards.

The Governance and Nominating Committee assists our Board in identifying qualified individuals with sufficiently diverse and independent backgrounds, including with respect to age, gender, race and specialized experience, to serve on our Board. The Governance and Nominating Committee makes recommendations to the Board concerning committee appointments, reviews related-party transactions, and oversees the annual evaluation of the Board and the committees of the Board. The Governance and Nominating Committee assists the Board in overseeing enterprise risk by identifying, evaluating and monitoring ESG trends, issues and risks.

The charter of the Governance and Nominating Committee permits the committee to, in its sole discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of our Compensation Committee and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

No Hedging and No Pledging Policy

The Company’s Securities Trading and Disclosure Policy prohibits all directors, executive officers and associates designated under the policy from engaging in short-term or speculative transactions involving Company securities, including the purchase or sale of financial instruments (including options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Company stock) or other transactions (such as short sales) that are designed to, or that have the effect of, hedging or offsetting any decrease in the market value of Company stock.

Likewise, the policy prohibits pledging of Company stock as collateral by directors and executive officers. No director or executive officer has pledged Company stock since the adoption of the policy in connection with the Company’s initial public offering (“IPO”) in 2017. At the time of the IPO, one director (Mr. Wendt) had an outstanding pledge of 220,000 shares (approximately 6% of his beneficial holdings at the time) securing a loan that had been in effect for several years. Because the pledge was entered prior to the adoption of the policy and to avoid any hardship on Mr. Wendt that would have resulted from requiring him to eliminate the pledge, Mr. Wendt’s existing pledge at the time of the IPO was grandfathered in and that pledge remains outstanding. The Board reviews the policy from time to time, and in light of evolving corporate governance standards, in 2021 the Board updated the policy to remove the Board’s ability to waive the policy for exceptional circumstances or any other reason.

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Director and Executive Officer Share Ownership Guidelines

Our directors, executive officers and certain other senior executives are required to maintain a minimum equity stake in the Company. This policy reflects the Board’s belief that our directors and most senior executives should maintain a significant personal financial stake in JELD-WEN to promote long-term stockholder value. In addition, the policy helps align executive and stockholder interests, which reduces the incentive for excessive short-term risk taking. Each of our NEOs and certain other executive officers are required to acquire and maintain ownership of shares of our common stock equal to a specified multiple of their base salary, which ranges from one to five times base salary, as shown in the table below.

Chief Executive Officer	5x annual base salary

Chief Financial Officer	3x annual base salary

Other Executive Officers	2x annual base salary

Other officers designated by the Board	1x annual base salary

In addition, our directors must obtain common stock or restricted stock units (“RSUs”) with a value equivalent to five times the annual cash retainer within five years of the later of the IPO or joining the Board. Each director and executive officer subject to a share ownership requirement must retain 50% of all net shares (post-tax) that vest until achieving their minimum share ownership requirement.

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BOARD OF DIRECTORS

Role of the Board of Directors

The Board oversees the management of the Company’s business and affairs. Stockholders elect the members of the Board to act on their behalf and to oversee their interests. Unless reserved to the stockholders under applicable law or our Bylaws, all corporate authority resides in the Board as the representative of the stockholders.

The Board selects and appoints executive officers to manage the day-to-day operations of the Company, while retaining ultimate oversight responsibilities. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including our Corporate Governance Guidelines and the Company’s Code of Business Conduct, at least annually and makes changes as necessary. The Corporate Governance Guidelines and the Code of Business Conduct, along with all committee charters, are available in the Governance section of the Company’s website at investors.jeld-wen.com.

Director Selection Process

SKILLS, QUALIFICATIONS AND DIVERSITY

The Governance and Nominating Committee is responsible for identifying and reviewing the qualifications of potential director nominees and recommending to the Board those candidates to be nominated for election to the Board. The Governance and Nominating Committee does not apply any specific minimum qualifications when considering director nominees. Instead, the Governance and Nominating Committee considers all factors it deems appropriate, which may include, among others:

•	ensuring that the Board as a whole is appropriately diverse and the extent to which a candidate would fill a present need on the Board;
•	the Board’s size and composition;
•	the Board’s Corporate Governance Guidelines and any applicable laws;
•	individual director performance, expertise, relevant business and financial experience, integrity and willingness to serve actively;
•	the number of other public and private company boards on which a director candidate serves; and
•	consideration of director nominees properly proposed by third parties with the legal right to nominate directors or by stockholders in accordance with our Bylaws.

The Governance and Nominating Committee monitors the mix of specific experience, qualifications and skills of the directors to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In addition, meaningful skills and experiences are just one aspect of diversity that the Board highly values. Our Corporate Governance Guidelines set forth the minimum qualifications for Board members and specify that the Board consider a diversity of viewpoints, backgrounds and experience, including a consideration of gender, race and age. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process. The Governance and Nominating Committee considers diversity in the context of the Board as a whole and takes into account considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in our Bylaws, whose qualifications the Governance and Nominating Committee will consider and evaluate on a basis substantially similar to the basis on which it considers other nominees.

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P R O P O S A L   1 :

ELECTION OF EIGHT DIRECTORS

The Board has nominated eight director nominees for election at the Annual Meeting. The Governance and Nominating Committee evaluated and recommended the director nominees in accordance with its Charter and our Corporate Governance Guidelines.

BOARD SKILLS AND EXPERIENCE

Current or Former CEO		•	•	•			•	•

Current or Former CFO	•			•

Public Company Board Experience	•	•	•	•		•		•

Business Development / M&A	•		•	•	•	•	•	•

Financial Experience	•	•	•	•	•	•	•	•

Global Experience	•	•	•	•	•	•	•	•

Building Products Industry			•				•	•

ESG		•	•		•	•

IT / Cybersecurity								•

Human Capital Management / DE&I		•				•

Regulatory / Government Relations		•				•		•

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Each director nominee must be elected by a plurality of the votes cast.

Based on the recommendation of the Governance and Nominating Committee, the Board has nominated the director nominees listed below for election as directors of the Company to serve a one-year term. All of the director nominees currently serve on the Board.

NAME	AGE	DIRECTOR SINCE	OCCUPATION

Gary S. Michel	59	2018	Chair, President and Chief Executive Officer of the Company

Tracey I. Joubert	55	2021	Chief Financial Officer of Molson Coors Brewing Company

Cynthia Marshall	62	2021	Chief Executive Officer of the Dallas Mavericks

David G. Nord	64	2021	Former Executive Chairman of Hubbell Incorporated

Suzanne L. Stefany	58	2017	Partner in the Strategic Advisory Group at PJT Partners

Bruce M. Taten	66	2014	Attorney

Roderick C. Wendt	67	1985	Vice Chair and Former Chair and Chief Executive Officer of the Company

Steven E. Wynne	69	2012	Executive Vice President of Health Services Group

Our Board currently has nine members. The Board has nominated eight directors for election at the Annual Meeting, to serve until the 2023 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. William Banholzer, who has served on our Board since 2017, has indicated his intention to retire at the conclusion of the Annual Meeting. As a result, Mr. Banholzer will not stand for re-election at the Annual Meeting. Upon Mr. Banholzer’s retirement, the Board intends to decrease the size of the Board from nine to eight directors.

The Board has nominated eight individuals who bring valuable and diverse skills, experiences and characteristics to the Board. Their collective experience covers a wide range of industries across the globe. Our directors range in age from 55 to 69. Three of our director nominees are women, and six are current or former CEOs or CFOs. Further, our Board has a good balance of tenured and newer directors, with an average tenure of four years among our independent directors.

The director nominees have consented to being named in this Proxy Statement and to serve as directors if elected at the Annual Meeting. We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling to serve between the date of the Proxy Statement and the Annual Meeting, the Board may designate a new nominee, and the persons named as proxies will vote on that substitute nominee, or the Board may reduce the number of directors. Each director nominee must be elected by a plurality of the votes cast. If any of our director nominees receive less than the affirmative vote of the majority of shares voted, then in accordance with the mandatory resignation policy under the Corporate Governance Guidelines, those individuals must promptly tender their resignation from the Board.

The Board believes that each of the director nominees is well qualified to serve on the Board, and the backgrounds and qualifications of all the directors provide a complementary blend of experience, knowledge and abilities. See “The Board of Directors—Members of the Board of Directors” for additional information on the business experience and qualifications of each of our director nominees.

Our Board unanimously recommends that the stockholders vote “FOR” the election of all eight director nominees listed on the proxy card.

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Members of the Board of Directors

The following sets forth, as of March 1, 2022, information about the business experience and qualifications of each nominee of the Company.

GARY S. MICHEL DIRECTOR SINCE 2018 AGE 59	TRACEY I. JOUBERT DIRECTOR SINCE 2021 AGE 55

Chair, President and Chief Executive Officer. Mr. Michel joined the Company as President and Chief Executive Officer in June 2018 and became Chair, President and Chief Executive Officer in October 2021. Mr. Michel previously worked at Honeywell International, Inc., where he served as the President and Chief Executive Officer of the Home and Building Technologies strategic business group since October 2017. Prior to that, he spent 32 years at Ingersoll Rand, most recently as Senior Vice President and President of its residential heating, ventilation and air conditioning business and as a member of Ingersoll Rand’s enterprise leadership team from 2011 to 2017. He began his career there in 1985 as an application engineer and held various product, sales and business management roles before moving into a series of leadership positions across various geographic and market segments. Mr. Michel holds a B.S. in mechanical engineering from Virginia Tech and an M.B.A. from the University of Phoenix. Mr. Michel served on the board of Cooper Tire & Rubber Company until it was acquired by Goodyear Tire & Rubber Company in June 2021.

Director. Ms. Joubert has served as Chief Financial Officer of Molson Coors Brewing Company since 2016. Molson Coors is a leading global brewer. Ms. Joubert was Executive Vice President and Chief Financial Officer of MillerCoors from 2012 to 2016 and served in a variety of increasingly responsible finance leadership roles at MillerCoors since 2003. A native of South Africa, Ms. Joubert holds bachelor’s degrees in commerce and accounting from the University of the Witwatersrand in Johannesburg. She also serves on the Board of Directors of various subsidiaries of Molson Coors, and she served on the board of Cooper Tire & Rubber Company until it was acquired by Goodyear Tire & Rubber Company in June 2021.

Mr. Michel has over 35 years of strategy, business transformation, operations and lean manufacturing leadership experience. He was selected to serve on the Board in light of his extensive background in management, engineering and global sales, and his position as our Chief Executive Officer.	Ms. Joubert brings to the Board expertise in finance, accounting and risk management, as well as experienced leadership of a global public company.

COMMITTEES None OTHER PUBLIC BOARDS None	COMMITTEES Audit (Chair) OTHER PUBLIC BOARDS None

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CYNTHIA MARSHALL DIRECTOR SINCE 2021 AGE 62	DAVID G. NORD DIRECTOR SINCE 2021 AGE 64

Director. Ms. Marshall serves as the Chief Executive Officer of the Dallas Mavericks, an American professional basketball team based in Dallas, Texas. She is the Founder, President and Chief Executive Officer of the consulting firm Marshalling Resources, which specializes in leadership, diversity and inclusion, culture transformation and overall optimization of people resources. Ms. Marshall worked with The Dow Chemical Company in 2017 and 2018 to develop and implement a strategy for institutionalizing an inclusive culture. Prior to this position, Ms. Marshall retired from a 36-year career at AT&T, where she ultimately served as SVP – Human Resources and Chief Diversity Officer and was responsible for identifying and developing leaders, aligning employees with the company’s vision and priorities, overseeing major business unit HR support, performance development, employee engagement, skills transformation initiatives, EEO and Affirmative Action. Ms. Marshall graduated from the University of California-Berkeley with degrees in business administration and human resources management and holds four honorary doctorate degrees.

Director. Mr. Nord served as Executive Chairman of Hubbell Incorporated, an international manufacturer of electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications until May 2021. He served as their Chairman and Chief Executive Officer from June 2019 until his retirement in October 2020 and Chairman, President and Chief Executive Officer from May 2014 to June 2019. Mr. Nord joined Hubbell in 2005 as Senior Vice President and Chief Financial Officer. Prior to joining Hubbell, Mr. Nord held various senior financial positions at United Technologies Corporation. He also held roles of increasing responsibility at The Pittston Company, a publicly held multinational corporation, and Deloitte & Touche. Mr. Nord holds a B.S. in accounting from the University of Hartford.

Ms. Marshall brings to the Board extensive experience in human capital management and culture transformation, operational and strategic planning experience and executive leadership.	Mr. Nord brings to the Board extensive financial, operational and strategic planning experience and a strong background in the manufacturing industry, having served as a senior executive at two global manufacturing companies.

COMMITTEES Governance and Nominating OTHER PUBLIC BOARDS BGSF, Inc.	COMMITTEES Compensation OTHER PUBLIC BOARDS Ryder System, Inc.

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SUZANNE L. STEFANY DIRECTOR SINCE 2017 AGE 58	BRUCE M. TATEN DIRECTOR SINCE 2014 AGE 66

Lead Director. Ms. Stefany joined our Board in 2017 and became our independent Lead Director in October 2021. She has served as a partner for the Strategic Advisory Group at PJT Partners, a global advisory-focused investment bank, since August 2017. From 2005 until August of 2017, Ms. Stefany held the roles of Managing Director and Global Industry Analyst at Wellington Management Company, where she was responsible for investing portfolios and recommending stocks for a variety of global industries. Prior to joining Wellington Management Company, Ms. Stefany built her investment advisory career, spending time at companies such as Loomis Sayles, Invesco Capital Management and Putnam Investments. She holds bachelor’s degrees in Economics and Spanish from Tufts University and earned a master’s degree in Finance from the Sloan School of Management at Massachusetts Institute of Technology, where she was awarded the Martin Trust Fellowship through the recommendation of peers and faculty.

Director. Mr. Taten served as Senior Vice President, General Counsel and Chief Compliance Officer for Cooper Industries, plc from 2008 until its merger with Eaton Corporation in November 2012. Previously, Mr. Taten was Vice President and General Counsel at Nabors Industries from 2003 until 2008 and earlier practiced law with Simpson Thacher & Bartlett LLP and Sutherland Asbill & Brennan LLP. Before attending law school, he practiced as a C.P.A. with Peat Marwick Mitchell & Co., which is now KPMG, in New York. Mr. Taten currently is a practicing attorney and private investor. He is admitted to practice law in the states of Texas and New York. Mr. Taten earned his FSA Credential from the Sustainability Accounting Standards Board (SASB) in 2020. Mr. Taten holds a B.S. and M.S. from Georgetown University and a J.D. from Vanderbilt University.

Ms. Stefany is recognized as an expert in her field and brings to the Board over 20 years of investment advisory experience, specializing in strategy and shareholder value creation.	Mr. Taten brings experience in environmental, social and governance matters, mergers and acquisitions, tax, finance and securities offerings and compliance to the Board.

COMMITTEES Governance and Nominating (Chair) Compensation OTHER PUBLIC BOARDS None	COMMITTEES Compensation (Chair) Governance and Nominating OTHER PUBLIC BOARDS Aviat Networks, Inc.

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RODERICK C. WENDT DIRECTOR SINCE 1985 AGE 67	STEVEN E. WYNNE DIRECTOR SINCE 2012 AGE 69

Vice Chair. Mr. Wendt has served as Vice Chair of the Company since January 2014. He joined the Company in 1980, working in various legal, marketing, window manufacturing and sales positions of increasing authority, culminating in his service as President and Chief Executive Officer from 1992 to August 2011. Mr. Wendt served as Executive Chairman and Chief Executive Officer of the Company from 2011 to March 2013. Mr. Wendt served as a director of the Portland Branch at the Federal Reserve Bank of San Francisco from 2009 to 2014 and as its chairman from 2013 to 2014. He has been a Managing Member of Spruce Street Ventures since 2013. He also served as a member of the Economic Advisory Council at the Federal Reserve Bank of San Francisco from 2006 to 2008. He earned a B.A. from Stanford University and a J.D. from Willamette University College of Law and is a member of the Oregon State Bar. Mr. Wendt is the son of our late founder, Richard L. Wendt.

Director. Mr. Wynne has served as an Executive Vice President of Health Services Group, a diversified health insurance company, since July 2012 and previously served as Senior Vice President from February 2010 to January 2011. From January 2011 through July 2012, he served as Executive Vice President of the Company. From March 2004 through March 2007, Mr. Wynne was President and Chief Executive Officer of SBI International, Ltd., the parent company of sports apparel and footwear company Fila. From August 2001 through March 2002, and from April 2003 through February 2004, he was a partner in the Portland, Oregon law firm of Ater Wynne LLP. From April 2002 through March 2003, Mr. Wynne served as acting Senior Vice President and General Counsel of FLIR Systems, Inc., which was a publicly traded company until it was acquired by Teledyne Technologies Incorporated in May 2021. Mr. Wynne received a B.A. and a J.D. from Willamette University.

Mr. Wendt provides helpful insight into the Company’s operations, risks and opportunities developed through his years of experience as an executive of the Company and extensive knowledge of the markets in which we operate.	Mr. Wynne has developed a high degree of familiarity with the Company’s operations, risks and opportunities through his experience as an executive of the Company and his extensive management experience across a number of entities.

COMMITTEES None OTHER PUBLIC BOARDS None	COMMITTEES Audit OTHER PUBLIC BOARDS None

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Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and the listing standards of the NYSE, a director is not independent unless our Board affirmatively determines that the individual does not have a material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current listing standards of the NYSE. Our Corporate Governance Guidelines require our Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to their independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board affirmatively determined in 2021 that William F. Banholzer, Martha L. Byorum, Tracey I. Joubert, Cynthia Marshall, Greg G. Maxwell, David G. Nord, Suzanne L. Stefany, Bruce M. Taten and Steven E. Wynne were independent directors under the rules of the NYSE and independent directors as such term is defined in Rule 10A-3(b)(1) under the Exchange Act.

Director Resignation Policy

Our Corporate Governance Guidelines require any incumbent non-employee director nominee who does not receive the affirmative vote of the majority of shares voted in connection with an uncontested election to tender their resignation from the Board promptly following certification of the stockholder vote. The Governance and Nominating Committee will consider and recommend to the Board whether to accept the resignation. The Board will act on the recommendation and disclose publicly the results of its decision. Any director who tenders their offer of resignation under this policy will not participate in the deliberation or determination on whether to accept the resignation.

Director Compensation Structure

The Board approved a Non-Employee Director Compensation Policy that sets forth the compensation of our non-employee directors. The Governance and Nominating Committee reviews this policy on an annual basis, typically in conjunction with the annual meeting of stockholders, and recommends changes to the Board as it deems appropriate. In 2021, the Board increased the annual cash and equity retainer for non-employee directors to align with the median average of peer companies. The Board also increased the non-employee director’s stock ownership requirement from four to five times the director’s annual cash retainer.

The following table describes the components of our non-employee directors’ compensation for 2021:

COMPENSATION ELEMENT	COMPENSATION AMOUNT

Annual Cash Retainer	$100,000

Annual Equity Retainer	$135,000 in RSUs that vest one year from the date of grant

Board and Committee Fees	None

Committee Chair Fee*	$25,000 for the Audit Committee $18,000 for the Compensation Committee $15,000 for the Governance and Nominating Committee

Board Chair/Lead Director Fee**	$100,000

Stock Ownership Guidelines***	Ownership of common stock or RSUs equivalent to five times the annual cash retainer within five years of the later of the IPO or joining the Board

* Committee chair fees paid unless such position is held by the Chair of the Board or an employee of Onex.

** Board Chair/Lead Director fee paid unless position is held by an employee of the Company or Onex.

*** As of December 31, 2021, except the three directors who joined our Board in 2021, all directors were in compliance with the stock ownership guidelines.

Annual Cash Retainer and Committee Chair Fees

Under the Non-Employee Director Compensation Policy, members of the Board who are our employees receive no additional compensation for their service on the Board. Our employee directors in 2021 were Messrs. Michel and Wendt. Amounts due to the members of our Board during 2021 who were employees of Onex, Messrs. Munk and Ross, were paid directly to Onex. On October 26, 2021, Messrs. Munk and Ross notified the Board of their resignation, effective immediately, following Onex’s full divestiture of its shares of the Company.

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Annual Equity Retainer

In 2021, eligible non-employee directors were entitled to an annual grant of $135,000 in RSUs under the Omnibus Equity Plan, which RSUs vest one year from the date of the grant, subject to continued service on the Board through the earlier of the vesting date or the end of the director’s term. The cash value of awards due to members of the Board who were employees of Onex were paid directly to Onex in cash on the first anniversary of the date of grant. In accordance with this policy, on April 29, 2021, (a) each of Messrs. Banholzer, Maxwell, Nord, Taten and Wynne and Mses. Joubert, Marshall and Stefany received a grant of 4,333 RSUs, and (b) the Company paid $240,000 to Onex, reflecting the cash equivalent of RSUs granted to the independent directors on May 7, 2020. Messrs. Munk and Ross, who are employees of Onex, resigned from the Board in October 2021, and Mr. Maxwell resigned in July 2021.

2021 Director Compensation

The following table provides summary information for the year ended December 31, 2021, relating to compensation paid to or accrued by us on behalf of our directors who served in this capacity during 2021. Pursuant to the Non-Employee Director Compensation Policy approved by the Board, (a) Messrs. Michel and Wendt were employees of the Company and consequently did not receive any compensation for serving as directors, and (b) Messrs. Munk and Ross were employees of Onex, so the cash value of their compensation was paid to Onex. Messrs. Munk and Ross resigned from the Board in October 2021 when Onex divested its remaining shares of the Company. Mr. Michel’s compensation is reported in the Summary Compensation Table and related compensation tables beginning on page 32.

DIRECTOR	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	ALL OTHER COMPENSATION	TOTAL

William F. Banholzer	$97,500	$135,000	—	$232,500

Martha L. Byorum (3)	$47,500	—	—	$47,500

Tracey I. Joubert	$87,500	$135,000	—	$222,500

Cynthia Marshall	$75,000	$135,000	—	$210,000

Greg G. Maxwell (4)	$60,000	$135,000	—	$195,000

Anthony Munk (5)	$192,500	—	—	$192,500

David G. Nord	$75,000	$135,000	—	$210,000

Matthew D. Ross (5)	$192,500	—	—	$192,500

Suzanne L. Stefany (6)	$137,500	$135,000	—	$272,500

Bruce M. Taten	$115,500	$135,000	—	$250,500

Roderick C. Wendt	—	—	$208,000	$208,000

Steven E. Wynne	$97,500	$135,000	—	$232,500

(1) Reflects the grant date fair value of RSUs, calculated in accordance with FASB ASC Topic 718. For 2021, the calculation is described in Note 17 — Stock Compensation in our audited financial statements for the year ended December 31, 2021 in our Annual Report on Form 10-K into which this Proxy Statement is incorporated by reference. As of December 31, 2021, each of Messrs. Banholzer, Nord, Taten and Wynne and Mss. Joubert, Marshall and Stefany had 4,333 RSUs outstanding.

(2) Mr. Wendt is an employee of the Company. In 2021, he received a salary of $200,000 and 401(k) matching contributions of $8,000.

(3) Ms. Byorum retired from the Board on April 29, 2021.

(4) Mr. Maxwell resigned from the Board on July 10, 2021 and his RSU award was forfeited upon his resignation.

(5) Pursuant to the Non-Employee Director Compensation Policy, the cash value of compensation payable to Onex directors was paid directly to Onex. The cash amounts included in the “Fees Earned or Paid in Cash” column for Messrs. Munk and Ross represent the (i) $145,000 cash retainer which is paid to Onex on behalf of the Onex directors and (ii) $240,000 in respect of RSUs that would have vested in 2021 but for the fact that they were Onex directors, to be paid on the first anniversary of the date of grant to Onex. On October 26, 2021, Messrs. Munk and Ross resigned from the Board following Onex’s full divestiture of shares of the Company.

(6) Ms. Stefany began serving as our independent Lead Director in October 2021.

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Policy Regarding Certain Relationships and Related Party Transactions

Our Board has adopted a written policy providing that the Governance and Nominating Committee, or the Board upon the affirmative vote of a majority of the disinterested directors, will review and approve or ratify transactions in which we participate and in which a related party has or will have a direct or indirect material interest. Under this policy, the Governance and Nominating Committee or the Board is to obtain all information it believes to be relevant to a review and approval or ratification of these transactions. After consideration of the relevant information, the Governance and Nominating Committee or the Board is to approve only those related party transactions that it believes are in the best interests of the Company. In particular, our policy with respect to related party transactions requires our Governance and Nominating Committee or Board to consider the benefits to the Company; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director has a position or relationship; the overall fairness of the transaction to both the Company and the related party; and any other matters the Governance and Nominating Committee or the Board deems appropriate. A “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or, in each case, their immediate family members, any person sharing the household or any entity owned or controlled by any of the foregoing persons.

We, Onex, certain of our directors and executive officers and other pre-IPO stockholders entered into a registration rights agreement dated October 3, 2011 in connection with the Onex investment and it was amended and restated on January 24, 2017 in connection with our IPO, and then amended further on May 12, 2017 and November 12, 2017 (as amended and restated and as subsequently amended, the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, certain stockholders who were party to the Registration Rights Agreement have the right to require us to register their shares under the Securities Act of 1933, as amended (the “Securities Act”) under specified circumstances, including the right to require us to facilitate underwritten offerings as well as to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period and will have incidental registration rights in certain circumstances. The Registration Rights Agreement was originally entered into prior to the adoption of our related party transactions policy.

In 2021, Onex exercised its rights under the Registration Rights Agreement and requested the registration for resale of an aggregate 32,883,094 shares of the Company’s common stock in multiple underwritten public offerings (the “Secondary Offerings”), and, as provided under the terms of the Registration Rights Agreement, the Company was responsible for all related fees and expenses except for the underwriters’ discounts and commissions, which were paid by Onex. In addition, in connection with the Secondary Offerings, the Company purchased from the underwriters (the “Share Repurchase”) 8,817,543 of the shares of the Company’s common stock that were the subject of the Secondary Offerings at the same price per share at which the underwriters purchased the shares from Onex in the Secondary Offerings. The disinterested members of the Board approved the Share Repurchase on terms no less favorable to those available to the underwriter in the Secondary Offering. In connection with their approval, the disinterested members of the Board considered the relevant facts and circumstances, including the at arms-length terms, the potential impact of such repurchases on the independence of Messrs. Munk and Ross and the overall fairness to the Company of such share repurchases with terms consistent with those available to the underwriter. The directors concluded that the repurchase under such terms was in the best interest of the Company. As a result of the Secondary Offerings, as of December 31, 2021, Onex no longer owned any shares of our common stock.

Other than as described above, we did not enter into any new related party transactions for the covered period in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We have not made payments to non-employee directors, other than the fees they are entitled as described in “Director Compensation Structure” and reimbursement of expenses related to their services as a director. Compensation paid to employee directors is described in the “Summary Compensation Table” for Mr. Michel and in “2021 Director Compensation” for Mr. Wendt.

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Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned (as of the close of business on March 1, 2022) by each of our current directors and NEOs, as well as the number of shares beneficially owned by all of our current directors and executive officers as a group. The table also shows the number of shares of our common stock beneficially owned by each person known to us to beneficially own more than 5% of the outstanding shares of the Company. Determinations as to the identity and holdings of 5% stockholders are based upon filings with the SEC and other publicly available information. Information with respect to beneficial ownership is based upon information known to us or furnished to us by each director or executive officer, and on information reported in Schedules 13D or 13G filed with the SEC, as the case may be.

	SHARES BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES	PERCENTAGE OF SHARES(1)

NEOs and Directors

Gary S. Michel (2)	590,778	*

John R. Linker (3)	206,611	*

Roya Behnia (4)	9,989	*

Daniel J. Castillo (5)	143,301	*

David R. Guernsey (6)	30,399	*

William F. Banholzer (7)	25,626	*

Tracey I. Joubert (7)	4,333	*

Cynthia Marshall (7)	4,333	*

David G. Nord (7)	4,333	*

Suzanne L. Stefany (7)	24,014	*

Bruce M. Taten (7)	59,082	*

Roderick C. Wendt (8)	319,853	*

Steven E. Wynne	41,366	*

All current executive officers and directors as a group (14 persons)	1,625,521	1.81%

5% Beneficial Owners

BlackRock, Inc. (9)	6,853,433	7.50%

Wellington Management Group LLP (10)	5,451,739	5.95%

Pzena Investment Management, LLC (11)	7,396,840	8.07%

FMR LLC (12)	13,743,573	14.99%

The Vanguard Group Inc. (13)	8,410,764	9.18%

Fuller & Thaler Asset Management, Inc. (14)	6,739,824	7.36%

Turtle Creek Asset Management Inc. (15)	6,739,824	9.20%

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* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1) The percentage of beneficial ownership of our NEOs and directors is based on 90,038,385 shares outstanding as of March 1, 2022.

(2) Includes 427,240 shares of common stock issuable upon the exercise of currently vested options.

(3) Includes 146,587 shares of common stock issuable upon the exercise of currently vested options.

(4) Includes 7,264 shares of common stock issuable upon the exercise of currently vested options.

(5) Includes 44,881 shares of common stock issuable upon the exercise of currently vested options and 39,333 shares of common stock issuable upon the vesting of certain RSUs within 60 days of the record date.

(6) Includes 28,601 shares of common stock issuable upon the exercise of currently vested options.

(7) Includes 4,333 shares of common stock issuable upon the vesting of certain RSUs within 60 days of the record date.

(8) Includes (i) 22,352 shares of common stock held through the Company’s ESOP; (ii) 8,773 shares of common stock held through the Company’s KSOP; (iii) 227,059 shares of common stock held through the RC Wendt Revocable Trust; and (iv) 26,400 shares of common stock held through the Roderick Wendt GST Trust. Mr. Wendt is the sole trustee of the RC Wendt Revocable Trust and the Roderick Wendt GST Trust. Mr. Wendt has or shares voting and investment control of shares held by the RC Wendt Revocable Trust and the Roderick Wendt GST Trust, and therefore may be deemed to have beneficial ownership of such shares. Mr. Wendt is also the beneficiary of the RC Wendt Revocable Trust. Mr. Wendt, as trustee and beneficiary of the RC Wendt Revocable Trust, has pledged 220,000 shares of common stock in the name of People’s Bank to secure a loan obligation.

(9) Based solely upon information contained in the Schedule 13G/A filed with the SEC on behalf of BlackRock, Inc. on February 3, 2022, BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 6,644,954 shares and sole dispositive power with respect to all shares beneficially owned at December 31, 2021. Their reported address is 55 East 52nd Street, New York, NY 10055.

(10) Based solely upon information contained in the Schedule 13G/A filed with the SEC on behalf of Wellington Management Group LLP (“Wellington”) on February 4, 2022, Wellington and certain of its affiliates have shared voting power with respect to 4,759,261 shares and shared dispositive power with respect to all shares beneficially owned at December 31, 2021. Their reported address is 280 Congress Street, Boston, MA 02210.

(11) Based solely upon information contained in the Schedule 13G/A filed with the SEC on behalf of Pzena Investment Management, LLC (“Pzena”) on January 20, 2022, Pzena and certain of its affiliates have sole voting power with respect to 6,270,045 shares and sole dispositive power with respect to all shares beneficially owned at December 31, 2021. Their reported address is 320 Park Avenue, 8th Floor, New York, NY 10022.

(12) Based solely upon information contained in the Schedule 13G/A filed with the SEC on behalf of FMR LLC (“FMR”) on February 9, 2022, FMR and certain of its affiliates have sole voting power with respect to 236,209 shares and sole dispositive power with respect to all shares beneficially owned at December 31, 2021. Their reported address is 245 Summer Street, Boston, MA 02210.

(13) Based solely upon information contained in the Schedule 13G/A filed with the SEC on behalf of The Vanguard Group (“Vanguard”) on February 10, 2022, Vanguard and certain of its affiliates have shared voting power with respect to 120,821 shares, shared dispositive power with respect to 201,755 shares and sole dispositive power with respect to 8,209,009 shares beneficially owned at December 31, 2021. Their reported address is 100 Vanguard Blvd. Malvern, PA 19355.

(14) Based solely upon information contained in the Schedule 13G filed with the SEC on behalf of Fuller & Thaler Asset Management, Inc. (“Fuller”) on February 8, 2022, Fuller and certain of its affiliates have sole voting power with respect to 6,594,346 shares and sole dispositive power with respect to all shares beneficially owned at December 31, 2021. Their reported address is 411 Borel Avenue, Suite 300, San Mateo, CA 94402.

(15) Based solely upon information contained in the Schedule 13G filed with the SEC on behalf of Turtle Creek Asset Management Inc. (“Turtle Creek”) on February 14, 2022, Turtle Creek and certain of its affiliates have sole voting power and sole dispositive power with respect to all shares beneficially owned at December 31, 2021. Their reported address is Scotia Plaza, 40 King Street West, Suite 5100, Toronto, Ontario M5H 3Y2 Canada.

The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after March 1, 2022, including any shares of our common stock subject to an option that has vested or will vest within 60 days after March 1, 2022. More than one person may be deemed to be a beneficial owner of the same securities.

Unless otherwise indicated above, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated above, the address for each person or entity listed above is c/o JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Exchange Act requires our executive officers and directors and each person who owns more than 10% of our outstanding common stock to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. These same people must also furnish us with copies of these reports and make representations to us that no other reports were required. We have performed a general review of such reports and amendments thereto filed in the fiscal year ended December 31, 2021. Based solely on our review of the copies of such reports furnished to us or such representations, each of our Section 16 officers filed a late filing to report the annual equity awards received on February 23, 2021 and Mr. Wendt filed a late filing to report the disposition of shares on August 10-11, 2021.

20 / JELD-WEN PROXY STATEMENT 2022

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis (“CD&A”)

This CD&A provides information about our compensation philosophy and practices in place during 2021 and the material elements of compensation paid to, awarded to, or earned by our named executive officers (“NEOs”). Our NEOs for 2021 were the following:

NAME	TITLE

Gary S. Michel	Chair, President and Chief Executive Officer

John R. Linker	Executive Vice President and Chief Financial Officer

Roya Behnia	Executive Vice President, General Counsel and Chief Compliance Officer

Daniel J. Castillo	Executive Vice President and President, North America

David R. Guernsey	Executive Vice President and President, Europe

Section 1 – Compensation Objectives and Philosophy

The Compensation Committee (the “Committee”) believes that our executive compensation program should be structured to provide an attractive, flexible and market-based total compensation package tied to performance and aligned with the interests of our stockholders. Accordingly, the Committee’s executive compensation philosophy is as follows:

Reward Long-Term Growth and Profitability:	Hire and Retain World-Class Talent:	Pay for Performance: Placing a significant	Avoid Incentivizing Undue Risk: Striking an appropriate
Rewarding executives for the achievement of long-term results aligns the interests of our NEOs with those of our stockholders, thereby providing long-term economic benefit to our stockholders.	Providing competitive financial incentives in the form of salary, bonus and benefits, and long-term equity awards allows us to attract and retain talented individuals in critical roles.

portion of compensation at-risk through inclusion of performance-based metrics incentivizes NEOs, allowing flexibility for compensation to reflect each individual’s contribution to overall performance.

balance between short-term and long-term performance permits the incorporation of risk-mitigation design features to discourage excessive risk-taking.

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TO ACHIEVE OUR OBJECTIVES, WE DELIVER EXECUTIVE COMPENSATION THROUGH A COMBINATION OF THE FOLLOWING COMPONENTS:

Our executive compensation program includes base salaries and other benefits, including severance benefits, designed to attract and retain senior management talent. We also use annual cash incentive compensation and long-term equity incentives to ensure a performance-based delivery of pay that aligns, as closely as possible, the rewards to our NEOs with the long-term interests of our stockholders, while enhancing executive retention. Compensation of our NEOs is determined by the Committee, which considers feedback and recommendations from the CEO with respect to his direct reports, along with general feedback from the Committee’s compensation consultant (described below).

Pay Mix

The majority of target compensation for our NEOs, including the CEO, is at-risk variable compensation, with a significant portion of such compensation being equity-based compensation. This reflects the principles of our compensation philosophy: pay-for-performance through the use of at-risk variable pay, use of equity compensation to align executives’ interests with those of our stockholders, and encouragement of both appropriate outcomes and behaviors through the use of a mix of compensation elements. The following graphs set out the average value of compensation elements in 2021 for our CEO and other NEOs, assuming performance at target:

Incentive Compensation Clawback Policy

To promote the highest level of financial integrity and ethical behavior, and to discourage excessive risk-taking, our Board adopted at the time of our IPO an Incentive Compensation Clawback Policy (the “Clawback Policy”) allowing the Board to recoup certain incentive-based compensation in the event of a material restatement of our financial statements or specific acts of improper conduct. Specifically, any performance-based compensation, including equity compensation and short-term incentive cash compensation, is

22 / JELD-WEN PROXY STATEMENT 2022

subject to recoupment in the event of a material restatement of our financial statements or if the recipient engaged in fraud, willful misconduct or certain other acts that constitute “improper conduct” under the Clawback Policy. In the event of a material restatement, each officer of the Company, as well as each associate whose fraud or willful misconduct resulted in the material restatement, would forfeit the amount of any incentive-based compensation paid during the three years preceding the date of the material restatement that the Board determines exceeds the amount the associate would have received had the revised financial statement(s) been used to determine the compensation. In the event of fraud, willful misconduct or certain other improper conduct—including violation of an employment agreement or Company policy (including the Code of Business Conduct), disclosing confidential information or trade secrets, or violating any non-solicitation or non-competition covenant—the associate engaging in such conduct would forfeit the amount of any incentive-based compensation paid during the period commencing one year prior to the improper conduct and continuing until the time the improper conduct is discovered, to the extent that the Board determines is appropriate under the circumstances. The Clawback Policy affords the Board broad discretion to determine the amount and extent of any clawback.

Use of Compensation Consultant

The Committee has engaged Willis Towers Watson (“WTW”) as its independent consultant to assist the Committee in fulfilling its responsibilities, including by providing advice, research and analysis on executive compensation trends and norms; determining the composition of our peer group for purposes of compensation comparison; reviewing and analyzing peer group and industry information to assist with setting both specific elements of, and the total amount of, executive compensation; and advising on the Company’s equity plan. The Committee analyzed any relationships that WTW had with the Company, members of the Committee, executive officers and management, and concluded that, after consideration of the specific factors identified by the SEC and the NYSE that may affect the independence of compensation advisors, there were no independence or conflict-of-interest concerns related to WTW.

Peer Group

The Committee determines the appropriate level of both specific elements of and total compensation for our NEOs by considering numerous competitive, performance and other factors, including a comparison against a pre-selected peer group. In consultation with WTW, the Committee has identified a peer group to serve as a benchmark for determining the compensation of each of our NEOs. The Committee does not target compensation at a specific percentile within the peer or industry group. Instead, it reviews market data provided by WTW to understand how our NEOs’ total compensation compares to competitive norms.

The Committee determined an appropriate peer group for purposes of compensation comparison, in consultation with WTW, by considering companies that meet all or most of the following factors: they operate in a comparable industry, they have comparable revenue and market capitalization and they are likely competitors with us for executive talent. The Committee considered each company individually, as well as the group as a whole, in determining a peer group appropriate for purposes of executive compensation comparison. Thirteen of the nineteen companies included in the Company’s peer group are in the building products industry, while the remaining six are either peers of those thirteen peers or in highly aligned products or sectors. The median revenue of the peer group is likewise aligned with the Company’s anticipated revenue. The Committee also considered the size of the peer group and determined that a robust peer group was desirable to mitigate potential year-over-year volatility in data.

For 2021, the Committee used the following peer group for purposes of executive compensation comparison:

A.O. Smith Corporation (AOS)	Mohawk Industries, Inc. (MHK)

Allegion plc (ALLE)	Newell Brands Inc. (NWL)

Builders FirstSource, Inc. (BLDR)	Owens Corning (OC)

Cornerstone Building Brands, Inc. (CNR)	Patrick Industries, Inc. (PATK)

Fortune Brands Home & Security, Inc. (FBHS)	PulteGroup, Inc. (PHM)

Griffon Corporation (GFF)	Resideo Technologies, Inc. (REZI)

Lennox International, Inc. (LII)	Snap-on Incorporated (SNA)

Martin Marietta Materials, Inc. (MLM)	Universal Forest Products, Inc. (UFPI)

Masco Corporation (MAS)	Vulcan Materials Company (VMC)

Masonite International Corporation (DOOR)

23 / JELD-WEN PROXY STATEMENT 2022

2021 Say-On-Pay Advisory Vote

At our annual meeting of stockholders held in 2021, 98.6% of the votes cast on our say-on-pay proposal approved the compensation we paid to our executive officers. As a result of our strong stockholder support of our pay-for-performance compensation structure, among other considerations, the Committee decided not to implement any significant changes to our compensation programs in fiscal 2021.

Section 2 – Compensation Program Design and Decisions

Base Salary

We believe it is important to pay our executives a competitive base salary. Each NEO is party to an employment agreement that provides for an annual base salary, which is subject to periodic review by the Committee. In establishing the initial base salary, we considered a number of factors, including market data for similar positions, as well as the duties and responsibilities of the position. NEOs do not receive automatic merit increases to their base salaries. Rather, the base salaries of our NEOs are reviewed annually by the Committee to determine whether an adjustment is appropriate. In making decisions regarding salary adjustments, the Committee takes into account numerous factors, none of which is dispositive or individually weighted, including the NEO’s performance, our financial results, the relative significance of the NEO’s business unit or function, the NEO’s past performance and potential for advancement, and comparable salaries paid to other executive officers with similar skills and experience in our peer group or industry.

The following table shows the 2021 annual base salary amounts for each of our NEOs:

NAME	2021 BASE SALARY

Gary S. Michel	$1,100,000

John R. Linker	$600,000

Roya Behnia	$600,000

Daniel J. Castillo	$560,000

David R. Guernsey	$500,000

Annual Cash Incentives under the Management Incentive Plan (“MIP”)

We believe it is important to motivate our NEOs to achieve short-term performance goals by linking a portion of their annual cash compensation to the achievement of our Board-approved operating plan. Toward that end, we provide an annual cash incentive award opportunity to key members of management, including our NEOs, under the terms and conditions of the Company’s MIP. The Committee establishes the target bonus opportunities and the Company performance goals for the MIP (as described in greater detail below) in February of each year based on the Board-approved operating budget, and then these targets are communicated to the MIP participants.

Following the end of each fiscal year, the Committee reviews the Company’s actual financial results relative to the established MIP performance goals and determines the level of performance achieved with respect to the Company performance goals for all MIP participants. The Committee considers the level of achievement of the Company performance goals as well as the achievement of the regional or individual performance goals applicable to each NEO. The Committee approves actual cash incentive payments for each NEO following such determinations. The evaluation of a NEO’s individual performance specifically includes, among other considerations, the satisfaction of pre-established ESG metrics relating to safety, employee engagement and diversity.

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Employment agreements with our NEOs establish minimum target MIP opportunities, and the Committee has discretion to assign target MIP opportunities above those levels. The Committee also establishes threshold and maximum MIP opportunities for each NEO. MIP payments are made based upon actual performance in the range between threshold and maximum achievement of performance goals. In addition, the following conditions apply:

•	No payments under the MIP are made with respect to a particular performance goal if financial results are below the threshold performance level for the applicable performance goal.

•	No payments under the Regional Performance Metrics (as defined below) are made if performance under the Company Performance Metrics (as defined below) are below threshold performance levels.

•

Actual bonus payments under the MIP are subject to upward or downward adjustment at the discretion of the Committee based upon its evaluation of an NEO’s individual achievements or contributions to performance of the functions within the individual’s areas of responsibility.

•	Adjustments are permitted as deemed appropriate by the Committee to account for unanticipated or other significant events that warrant adjustment.

The Committee established the 2021 MIP opportunity for each of our NEOs, expressed as a percentage of base salary, as follows:

NAME	THRESHOLD	TARGET	MAXIMUM

Gary S. Michel	66%	110%	220%

John R. Linker	48%	80%	160%

Roya Behnia	48%	80%	160%

Daniel J. Castillo	45%	75%	150%

David R. Guernsey	36%	60%	120%

COMPANY PERFORMANCE METRICS

Pursuant to our MIP, the Committee established Company performance goals (the “Company Performance Metrics”) based on three financial measures under our 2021 operating plan with the following weighting:

For MIP purposes, the Committee uses Adjusted EBITDA as reported, excluding the impact of acquisitions during the plan year and as may be further adjusted for discrete items at the Committee’s sole discretion. For MIP purposes, the Committee uses Operating Cash Flow as reported, excluding the impact of acquisitions during the plan year and as may be further adjusted for discrete items at the Committee’s sole discretion. Core EBITDA Margin Expansion (“Core Margin Growth”) is measured in basis points of Revenue and is the amount by which Adjusted EBITDA derived from core business activities (which excludes the impact of foreign exchange and recent acquisitions impacting the plan year) changes from the previous year. These Company Performance Metrics apply to our executives with global functional responsibilities, including Messrs. Michel and Linker and Ms. Behnia.

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REGIONAL PERFORMANCE METRICS

The Committee determined that regional performance metrics were appropriate for executives responsible for operations in a specific region, including Messrs. Castillo and Guernsey. In addition to the Company Performance Metrics described above, the Committee established regional performance goals (the “Regional Performance Metrics”) based on three measurements under our 2021 operating plan with the following weighting:

For MIP purposes, the Committee uses Revenue as reported for the region, excluding the impact of acquisitions during the plan year and as may be further adjusted for discrete items at the Committee’s sole discretion. The Committee also uses Adjusted EBITDA as reported for the region, excluding the impact of acquisitions during the plan year and as may be further adjusted for discrete items at the Committee’s sole discretion. The Committee uses Free Cash Flow as reported for the region, excluding the impact of acquisitions during the plan year and as may be further adjusted for discrete items at the Committee’s sole discretion.

2021 MIP RESULTS

The 2021 MIP Company and Regional Performance Metrics established by the Committee, and applicable to our NEOs, are set forth in the table below.

PERFORMANCE GOAL	WEIGHTING	THRESHOLD	TARGET	MAXIMUM
		(AMOUNTS SHOWN IN MILLIONS)

Company

Adjusted EBITDA	40%	$450	$500	$529

Operating Cash Flow	40%	$288	$320	$352

Core Margin Growth	20%	20 bps	80 bps	140 bps

Regional – North America (applicable to Mr. Castillo)

Company Performance	25%		See above

Regional Revenue	15%	$2,731.5	$2,746.5	$2,782

Regional Adjusted EBITDA	37.5%	$373.6	$399.6	$421.6

Regional Free Cash Flow	22.5%	$266.5	$296.1	$343.5

Regional – Europe (applicable to Mr. Guernsey)

Company Performance	25%		See above

Regional Revenue	15%	€1,078.0	€1,088.3	€1,108.0

Regional Adjusted EBITDA	37.5%	€120.0	€126.9	€137.0

Regional Free Cash Flow	22.5%	€93.6	€104.0	€120.6

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The results of the Company’s 2021 financial performance were measured against these pre-established performance goals that were set in February 2021 after the completion of the Company’s annual operating plan and an examination of its underlying markets, customers, strategic initiatives and general economic outlook. For 2021, the Company’s Adjusted EBITDA as reported was $465.1 million, Operating Cash Flow as reported was $179.9 million and Core Margin Growth was (70) bps. For North America, the Company reported $2,829.9 million in Revenue, $352.9 million in EBITDA and $256.2 million in Free Cash Flow. For Europe, the Company reported €1,145.4 million in Revenue, €107.6 million in EBITDA and €60.2 million in Free Cash Flow. Among other unanticipated events, the Company experienced a significant acceleration of inflation in 2021 that unfavorably impacted Adjusted EBITDA, Operating Cash Flow, and Core Margin Growth. The Company also settled its litigation with Steves & Sons, Inc. and incurred other legal expenses, which impacted the Company’s Operating Cash Flow. As a result of these factors, the Company’s financial results, excluding the impact of variable compensation expense, did not meet the threshold level of the performance goals. Although the Committee had the discretion under the terms of the MIP to account for unanticipated or other significant events, it decided to not make any adjustments and, instead, determined that no payouts would be made under the 2021 MIP. Consequently, no associates, including our NEOs, received a MIP bonus.

2022 Retention Bonuses

In recognition of the value of the executive leadership team to the Company’s long-term success and growth and their commitment to the execution of the Company’s critical strategic initiatives, in addition to a highly competitive market for executive talent, the Committee determined that it would be appropriate to award one-time cash retention bonuses to the Company’s executive officers (other than Mr. Michel) as incentives for services to be provided in 2022, subject to the individual’s continued employment with the Company through the end of the year. These retention bonuses reflect the critical link between the executive and the Company’s advancement and sustainability of growth, innovation and margin expansion, and they are designed to mitigate the risk of departure of the recipients. Mr. Linker expressed his intention to resign effective April 1, 2022, so his retention bonus is not expected to pay out. The Committee awarded the below cash retention bonuses to our NEOs, to be paid on our around March 15, 2022. For Mr. Michel, the Committee granted an RSU retention award with a grant date value of $968,000, with one half vesting on each of the first and second anniversaries of the date of grant.

NAME	CASH RETENTION BONUS

Gary S. Michel	—

John R. Linker	—

Roya Behnia	$480,000

Daniel J. Castillo	$320,000

David R. Guernsey	$220,000

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Long-Term Equity Incentives

EQUITY AWARDS UNDER OUR PRE-IPO STOCK INCENTIVE PLAN

We believe that long-term equity incentives are important to ensure that the interests of management remain aligned with those of our stockholders. Key management employees, including certain of our NEOs, were granted equity awards under our pre-IPO Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”), which was approved by our Board and our stockholders in 2011. As a private company, the Board generally granted equity awards under the Stock Incentive Plan only in connection with commencement of employment or significant changes in management responsibilities. From time to time, at the discretion of the Committee, equity awards were also made to recognize performance and to assist with the retention of key members of our management team, including certain of our NEOs. Effective upon our IPO, equity awards are no longer made under the Stock Incentive Plan.

OMNIBUS EQUITY PLAN

In connection with our IPO, the Board adopted and our stockholders approved the Omnibus Equity Plan, which has been amended from time to time. Equity awards granted in connection with and following our IPO were, and future equity awards will be, made under the Omnibus Equity Plan. Under the Omnibus Equity Plan, the Committee has granted and intends to continue to grant stock option and restricted stock unit (“RSU”) awards to eligible employees, and performance share units (“PSUs”) to our senior managers, including our NEOs. The Committee’s use of performance based, long-term equity awards is intended to encourage superior performance and align executives’ interests with those of stockholders, and it also takes into consideration competitive market data as well as the incentive for long-term growth and value creation in the Company’s overall pay-for-performance program.

Stock Options

The Committee utilizes stock options as a component of executive compensation because they have value only if the Company’s share price increases and, therefore, motivate our executives to drive sustained, long-term stockholder value creation. To a lesser extent, stock options also play a role in executive retention. The Board has adopted a form of option award agreement under the Omnibus Equity Plan that generally provides for awards to vest ratably on each anniversary of the date of grant over the specified multi-year period (typically three years) following the date of grant and to have a strike price equal to the fair market value on the date of grant. It also provides for post-termination exercise periods generally consistent with those that applied to stock options granted under the Stock Incentive Plan; and for awards made after 2020, stock options continue to vest in the event of death, disability or retirement. Upon a termination for “cause,” all options, vested or unvested, are immediately forfeited.

Restricted Stock Units

The Committee uses time-vesting RSUs as a component of executive compensation to align further our executives’ interests with those of stockholders. Because these awards typically vest after a specified period following the date of grant, they also incentivize our executives to remain in our employ. The Board has adopted a form of RSU award agreement under the Omnibus Equity Plan that generally provides for awards granted through 2020 to cliff vest after a specified period (typically three years) following the date of grant, and for awards granted after 2020 to vest ratably on each anniversary of the date of grant over a specified period (typically three years) following the date of grant. All unvested RSUs at the time of termination of employment are forfeited for awards granted through 2020, and for awards granted after 2020, they continue to vest in the event of death, disability or retirement.

Performance Share Units

Beginning in 2018, the Committee introduced PSUs as a component of executive compensation to ensure our executives’ incentives are tied directly to key drivers of stockholder value growth. PSUs also play a role in executive retention, as an NEO is required to remain employed through the applicable vesting date in order to receive the shares underlying the PSUs. The Board has adopted a form of PSU award agreement under the Omnibus Equity Plan that generally provides for awards to cliff vest after a specified period (typically three years) following the date of grant, subject to the executive’s continued employment through the vesting date. Participants will be eligible to earn a specified range (typically 0-150%) of the PSU target award based on our actual performance with respect to selected metrics for the fiscal years specified in the grant.

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For the PSU awards granted in 2019, the number of shares that vest is determined by performance against pre-set, three-year performance targets for Adjusted EBITDA and Adjusted Free Cash Flow, each weighted at 50%. Vesting amounts may be adjusted upward or downward by up to 10% based on the Company’s total shareholder return (“TSR”) over the same period relative to the Russell 3000 Index. The Committee determined that the Company achieved the pre-established performance metrics for the three-year performance period once the Committee made certain adjustments as permitted under the plan to normalize the Company’s operating performance. Specifically, the Committee adjusted 2020 Adjusted EBITDA as reported by $51 million to exclude the impact of COVID-19. No adjustments were made to 2019 or 2021 Adjusted EBITDA as reported in connection with the 2019 PSU awards. With respect to Adjusted Free Cash Flow as reported, the Committee primarily excluded the impact of certain extraordinary legal expenses over the three-year period. As a result, the Committee approved a 75% payout of the 2019 PSU awards. The Company’s TSR was in the middle 1/3 relative to the Russell 3000 Index, so no further adjustment was made based on the Company’s TSR. Based on the 75% payout, the NEOs earned the following number of shares upon the vesting of the PSU awards granted in 2019:

NAME	SHARES

Gary S. Michel	72,827

John R. Linker	21,555

Roya Behnia (1)	—

Daniel J. Castillo	10,531

David R. Guernsey (2)	10,775

(1) Ms. Behnia joined the Company in 2020 so she did not receive a PSU award in 2019.

(2) Mr. Guernsey’s PSU award will vest on July 18, 2022, which is the three-year anniversary of the award’s date of grant.

2021 Long-Term Incentive Plan Awards

In February 2021, the Committee issued long-term incentive equity awards (“2021 LTIP Awards”) in the form of a combination of PSUs, RSUs and stock options (each pursuant to the Omnibus Equity Plan) to continue a strong pay-for-performance alignment of the Company’s compensation program with long-term interests of stockholders. The mix of equity-based compensation granted in February 2021 was as follows (based on the grant date fair value of the total award): 33% stock options, 33% RSUs and 34% PSUs. The Committee used a mix of long-term incentive equity awards, together with other elements of our executive compensation, to optimize the balance of long-term and short-term incentives and to avoid undue emphasis on any specific element of the incentive compensation program. For the 2021 PSU awards, the Committee selected Return on Invested Capital (“ROIC”) and TSR relative to the Russell 3000 Index, each weighted at 50%, for the three-year performance period to include fiscal years 2021 through 2023.

29 / JELD-WEN PROXY STATEMENT 2022

The Committee approved 2021 LTIP Awards to our NEOs valued as set forth below.

NAME	STOCK OPTIONS(1)	RSUs(2)	PSUs(3)

Gary S. Michel	$2,114,538	$2,114,538	$2,178,615

John R. Linker	$380,769	$380,769	$392,308

Roya Behnia	$316,800	$316,800	$326,400

Daniel J. Castillo	$343,302	$343,302	$353,705

David R. Guernsey	$291,060	$291,060	$299,880

(1) All stock options have a strike price of $29.01 (the closing price of our common stock on the date of grant), vest ratably on each of the first three anniversaries of the date of grant (February 23, 2021) and expire ten years from the date of grant.

(2) RSUs vest ratably on each of the first three anniversaries of the date of grant (February 23, 2021).

(3) Value of PSUs issued at target. PSUs vest in a range of 0-150% of target on February 23, 2024, which is the third anniversary of the date of grant. The number of shares that vest will be determined by performance against pre-set three-year performance targets on ROIC and TSR relative to the Russell 3000 Index, each weighted 50%.

Additionally, on February 23, 2021, the Committee awarded to Mr. Guernsey a one-time RSU grant with a grant date value of $150,000 to bring his overall compensation in line with regional market comparables. The award is scheduled to vest after three years.

Employee Benefits

Our NEOs generally participate in the same retirement program as other management employees assigned at their primary work location. NEOs based in the United States participate in the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”), under which the Company will match contributions up to 4% of the lesser of base salary and the annual statutory maximum dollar amount.

Our NEOs are also entitled to vacation and holiday pay in accordance with the terms of their respective employment agreements and otherwise on the same terms as other employees at their primary work location. In addition, our NEOs are eligible to participate in our medical, dental and other insurance programs in accordance with the terms and provisions of those programs in effect from time to time, and on substantially the same terms as those generally offered to other employees.

Perquisites

Mr. Michel and his immediate family members are entitled to personal use of the Company aircraft, with a cap on annual usage of $75,000. Mr. Michel was also entitled to use the Company aircraft for transportation to and from board meetings for the other public company board on which he served during the first half of 2021.

30 / JELD-WEN PROXY STATEMENT 2022

Section 3 – Other Compensation Information

Compensation Risk Assessment

The Compensation Committee meets at least quarterly to consider management’s assessment of employee and compensation risks, to monitor incentive and equity-based compensation plans and, at least annually, to review the Company’s compensation programs to confirm they are appropriately aligned with the Company’s strategic objectives and do not incentivize unnecessary or excessive risk-taking. Based on that review, the Committee has determined that no practices or policies are likely to lead to excessive risk-taking or have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis. Based on its review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Bruce M. Taten, Chair

William F. Banholzer

David G. Nord

Suzanne L. Stefany

31 / JELD-WEN PROXY STATEMENT 2022

Section 4 – 2021 Compensation Tables

Summary Compensation Table

The following table sets forth the compensation paid to each NEO for services performed during the years ended December 31, 2019, 2020 and 2021.

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS(2)	STOCK AWARDS(3)	OPTION AWARDS(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5)	ALL OTHER COMPENSATION(6)	TOTAL

Gary S. Michel Chair, President & Chief Executive Officer	2021	$1,082,692	—	$4,293,108	$2,114,524	—	$24,593	$7,514,917
	2020	$923,077	—	$4,355,489	$1,426,553	$1,650,000	$24,393	$8,379,513
	2019	$866,539	—	$3,045,460	$886,870	$654,500	$40,853	$5,494,221

John R. Linker EVP & Chief Financial Officer	2021	$582,692	—	$773,050	$380,759	—	$11,600	$1,748,101
	2020	$463,462	—	$772,796	$253,118	$630,000	$11,400	$2,130,775

	2019	$450,000	—	$901,394	$262,495	$229,500	$29,424	$1,872,813

Roya Behnia EVP, General Counsel & Chief Compliance Officer	2021	$600,000	$400,000	$643,164	$316,796	—	$11,600	$1,971,560
	2020	$300,000	$400,000	$1,999,990	—	$720,000	$11,400	$3,431,390

	2019	—	—	—	—	—	—	—

Daniel J. Castillo EVP & President, North America	2021	$560,000	$250,000	$696,955	$343,288	—	$11,600	$1,861,843
	2020	$498,462	—	$1,587,793	$150,000	$520,800	$11,400	$2,768,454

	2019	—	—	—	—	—	—	—

David R. Guernsey EVP & President, Europe	2021	$486,154	—	$740,914	$291,052	—	$129,306	$1,647,426
	2020	—	—	—	—	—	—	—

	2019	—	—	—	—	—	—	—

(1) The amounts in the salary column represent the U.S. dollar value of salary paid to each NEO with respect to each year during which the individual was an NEO. In 2020, our NEOs elected to reduce their base salaries by 25% for the second quarter of the year in light of COVID-19 and the uncertainty around its potential impact on the Company. Ms. Behnia joined the Company after this decision was made and, therefore, did not have her salary adjusted.

(2) Pursuant to the terms of her employment agreement, Ms. Behnia received a special bonus of $1,000,000 payable in three installments of $400,000 in 2020, $400,000 in 2021 and $200,000 in 2022. Ms. Behnia received the first installment in June 2020, the second installment in January 2021 and the final installment in January 2022. Mr. Castillo received a retention bonus of $250,000 in March 2020 in connection with his promotion to EVP & President, North America, and this bonus paid out in March 2021.

(3) Reflects the grant date fair value of RSUs and PSUs at target payout, calculated in accordance with FASB ASC Topic 718. For 2021, the calculation is described in Note 17—Stock Compensation in our audited financial statements for the year ended December 31, 2021, in our annual report on Form 10-K into which this Proxy Statement is incorporated by reference. The value of each PSU award granted in 2021 on the grant date at maximum payout (i.e., 150% of target) is as follows: Mr. Michel ($3,267,923), Mr. Linker ($588,462), Ms. Behnia ($489,600), Mr. Castillo ($530,558) and Mr. Guernsey ($449,820).

(4) Reflects the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718. For 2021, the calculation is described in Note 17—Stock Compensation in our audited financial statements for the year ended December 31, 2021, in our annual report on Form 10-K into which this Proxy Statement is incorporated by reference.

(5) The amounts reported in this column represent amounts paid pursuant to the Company’s MIP for the applicable year.

32 / JELD-WEN PROXY STATEMENT 2022

(6) For 2021, the amounts in this column represent all other compensation not reported in any other column of the Summary Compensation Table, as reported in detail in the table below.

NAME	401(k) MATCH/ PENSION(a)	OTHER PERQUISITES		TOTAL

Gary S. Michel	$11,600	$12,993	(b)	$24,593

John R. Linker	$11,600	—		$11,600

Roya Behnia	$11,600	—		$11,600

Daniel J. Castillo	$11,600	—		$11,600

David R. Guernsey	$11,600	$117,706	(c)	$129,306

(a) Amounts listed are employer matching contributions for 2021 to the 401(k) Plan.

(b) Reflects the incremental variable operating cost to the Company associated with Mr. Michel’s personal use of Company aircraft.

(c) Includes Mr. Guernsey’s housing expenses as an international assignee.

33 / JELD-WEN PROXY STATEMENT 2022

Grants of Plan-Based Awards

The following table summarizes the awards granted to each of our NEOs during the year ended December 31, 2021.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)			ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS	EXERCISE OR BASE PRICE OF OPTION AWARDS (PER SHARE)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(4)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(5)
NAME	AWARD TYPE(1)	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM

Gary S. Michel	MIP		$726,000	$1,210,000	$2,420,000

	NSO	02/23/21							146,944	$29.01		$2,114,524

	PSU	02/23/21				39,297	78,593	117,890				$2,178,598

	RSU	02/23/21									72,889	$2,114,510

John R. Linker	MIP		$288,000	$480,000	$960,000

	NSO	02/23/21							26,460	$29.01		$380,759

	PSU	02/23/21				7,076	14,152	21,228				$392,293

	RSU	02/23/21									13,125	$380,756

Roya Behina	MIP		$288,000	$480,000	$960,000

	NSO	02/23/21							22,015	$29.01		$316,796

	PSU	02/23/21				5,887	11,774	17,661				$326,375

	RSU	02/23/21									10,920	$316,789

Daniel J. Castillo	MIP		$252,000	$420,000	$840,000
	NSO	02/23/21							23,856	$29.01		$343,288

	PSU	02/23/21				6,380	12,759	19,139				$353,679

	RSU	02/23/21									11,833	$343,275

David R. Guernsey	MIP		$180,000	$300,000	$600,000
	NSO	02/23/21							20,226	$29.01		$291,052

	PSU	02/23/21				5,409	10,818	16,227				$299,875

	RSU	02/23/21									10,033	$291,057

	RSU	02/23/21									5,170	$149,982

(1) Awards labeled as “MIP” are granted pursuant to the Company’s MIP. All other awards listed in this column are granted pursuant to the Omnibus Equity Plan.

(2) Reflects potential payouts under the 2021 MIP. Amounts actually paid under our 2021 MIP to all NEOs are reported above in the Summary Compensation Table.

(3) These columns represent the threshold, target and maximum potential payouts pursuant to the PSUs granted in 2021, which are scheduled to vest, upon the certification of the achievement of the predetermined performance metrics, on the third anniversary of the date of grant.

(4) Represents RSUs granted to each NEO, all of which are scheduled to vest ratably on each of the first three anniversaries of the date of grant, except the RSU award granted to Mr. Guernsey for 5,170 shares, which will vest in full on the third anniversary of the date of grant.

(5) The amounts reflect the grant date fair values for stock options, RSUs and PSUs computed in accordance with FASB ASC Topic 718. Values for PSUs reflect the fair value of the shares on the date of grant based on the probable outcome of performance conditions (consistent with FASB ASC Topic 718).

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Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying the equity awards held by each of our NEOs as of December 31, 2021.

		OPTION AWARDS					STOCK AWARDS		STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE		OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)

Gary S. Michel	06/18/18	172,650	—		$28.94	06/18/28	—	—	—	—

	02/25/19	70,978	35,489	(4)	$20.96	02/25/29	—	—	—	—

	02/25/19	—	—		—	—	42,312	$1,115,344	—	—

	02/25/19	—	—		—	—	—	—	48,552	$1,279,818

	02/11/20	49,816	101,142	(5)	$24.54	02/11/30	—	—	—	—

	02/11/20	—	—		—	—	58,132	$1,532,360	—	—

	02/11/20	—	—		—	—	—	—	57,430	$1,513,855

	02/23/21	—	146,944	(6)	$29.01	02/23/31	—	—	—	—

	02/23/21	—	—		—	—	72,889	$1,921,354	—	—

	02/23/21	—	—		—	—	—	—	39,297	$1,035,856

John R. Linker	01/12/13	16,478	—		$13.25	01/12/23	—	—	—	—

	01/12/13	16,497	—		$9.23	01/12/23	—	—	—	—

	05/02/14	18,284	—		$6.74	05/02/24	—	—	—	—

	05/02/14	2,464	—		$9.97	05/02/24	—	—	—	—

	02/02/17	25,662	—		$27.59	02/02/27	—	—	—	—

	02/26/18	9,281	—		$33.34	02/26/28	—	—	—	—

	11/01/18	—	—		—	—	62,342	$1,643,335	—	—

	02/25/19	21,008	10,504	(4)	$20.96	02/25/29	—	—	—	—

	02/25/19	—	—		—	—	12,523	$330,106	—	—

	02/25/19	—	—		—	—	—	—	14,371	$378,820

	02/11/20	8,839	17,946	(5)	$24.54	02/11/30	—	—	—	—

	02/11/20	—	—		—	—	10,314	$271,877	—	—

	02/11/20	—	—		—	—	—	—	10,190	$268,608

	02/23/21	—	26,460	(6)	$29.01	02/23/31	—	—	—	—

	02/23/21	—	—		—	—	13,125	$345,975	—	—

	02/23/21	—	—		—	—	—	—	7,076	$186,523

Roya Behnia	06/29/20	—	—		—	—	126,262	$3,328,266	—	—

	02/23/21	—	22,015	(6)	$29.01	02/23/31	—	—	—	—

	02/23/21	—	—		—	—	10,920	$287,851	—	—

	02/23/21	—	—		—	—	—	—	5,887	$155,181

35 / JELD-WEN PROXY STATEMENT 2022

		OPTION AWARDS					STOCK AWARDS		STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE		OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)

Daniel J. Castillo	02/01/18	—	—		—	—	15,000	$395,400	—	—

	02/26/18	11,137			$33.34	02/26/28	—	—	—	—

	02/25/19	10,264	5,132	(4)	$20.96	02/25/29

	02/25/19						6,118	$161,270

	02/25/19								7,021	$185,074

	02/11/20	5,238	10,635	(5)	$24.54	02/11/30	—	—	—	—

	02/11/20	—	—		—	—	14,262	$375,946	—	—

	02/11/20	—	—		—	—	—	—	6,039	$159,175

	03/23/20	—	—		—	—	78,667	$2,073,662	—	—

	02/23/21		23,856	(6)	$29.01	02/23/31

	02/23/21						11,833	$311,918

	02/23/21								6,380	$168,164

David R. Guernsey	07/18/19	12,150	6,076	(4)	$20.88	07/18/29
	07/18/19						7,183	$189,344

	07/18/19								7,184	$189,357

	02/11/20	4,888	9,926	(5)	$24.54	02/11/30

	02/11/20						5,704	$150,357

	02/11/20								5,636	$148,565

	02/23/21		20,226	(6)	$29.01	02/23/31

	02/23/21						10,033	$264,470

	02/23/21						5,170	$136,281

	02/23/21								5,409	$142,581

(1) The amounts in this column represent the total number of RSUs not vested as of December 31, 2021. All RSUs granted on February 25, 2019, vested in full on February 25, 2022. The remaining RSUs granted to Mr. Linker on November 1, 2018 are scheduled to vest in equal installments on November 1, 2022 and November 1, 2023. All RSUs granted on February 11, 2020 are scheduled to vest in full on February 11, 2023. The RSUs granted on February 23, 2021 are scheduled to vest ratably on February 11, 2022, February 11, 2023 and February 11, 2024, except for the RSU award granted to Mr. Guernsey for 5,170 shares, which are scheduled to vest in full on February 23, 2024. Of the RSUs granted to Ms. Behnia on June 29, 2020, 30% will vest on the second anniversary of the date of grant and 70% will vest on the third anniversary of the date of grant. The remaining RSUs granted to Mr. Castillo on March 23, 2020 are scheduled to vest in equal installments on March 23, 2022 and March 23, 2023, and the RSUs granted to him on February 1, 2018 vested in full on February 1, 2022.The RSUs granted to Mr. Guernsey on July 18, 2019 are scheduled to vest in full on July 18, 2022.

(2) Based on the per share closing market price of our common stock on December 31, 2021 of $26.36.

(3) The amounts in this column represent the number of PSUs, which were not vested as of December 31, 2021, for the performance periods 2019 through 2021 (for awards granted in 2019), 2020 through 2022 (for awards granted in 2020) and 2021 through 2023 (for awards granted in 2021), based on the achievement of threshold performance. Based on the Company’s performance for the three-year performance period of 2019 through 2021, the results of which were certified by the Compensation Committee after the end of 2021, the PSU awards granted in 2019 were paid out at 75% of target on their vest date.

(4) The original award vests one-third annually over a three-year period beginning on the first anniversary of the grant date.

(5) The original award vests ratably on February 11, 2021, February 11, 2022 and February 11, 2023.

(6) The original award vests ratably on February 23, 2022, February 23, 2023 and February 23, 2024.

36 / JELD-WEN PROXY STATEMENT 2022

Option Exercises and Stock Vested

The following table lists the stock awards vested for each of the NEOs during the year ended December 31, 2021. Our NEOs did not exercise any options during the year ended December 31, 2021.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	MARKET VALUE OF SHARES THAT HAVE VESTED($)(2)

Gary S. Michel	34,329	$874,016

John R. Linker	34,789	$960,417

Roya Behnia	—	—

Daniel J. Castillo	58,672	$1,561,499

David R. Guernsey	—	—

(1) Upon the vesting of certain RSUs, 34,329 shares were issued of which 15,346 shares were withheld to cover applicable taxes (Mr. Michel); 34,789 shares were issued of which 13,677 shares were withheld to cover applicable taxes (Mr. Linker); and 58,672 shares were issued of which 23,171 shares were withheld to cover applicable taxes (Mr. Castillo).

(2) Represents the aggregate value of RSUs issued to (i) Mr. Michel on June 18, 2021 at a market value of $25.46 per share, (ii) Mr. Linker on February 26, 2021 and November 1, 2021 at a market value of $29.65 and $27.37 per share, respectively, and (iii) Mr. Castillo on February 1, 2021, February 26, 2021 and March 23, 2021 at a market value of $27.11, $29.65 and $26.09 per share, respectively.

Employment Agreements

The Company entered into employment agreements (the “NEO Employment Agreements”) with each of our NEOs. The NEO Employment Agreements generally provide for indefinite employment terms that are terminable by either party as provided therein and specify a minimum salary, target incentive compensation, as well as other benefits and perquisites. They also contain restrictive covenants that, among other things, limit the executive’s ability to engage in competitive activity with the Company, or to solicit customers or employees of the Company, within a specified period following the individual’s termination of employment. The NEO Employment Agreements also provide for certain payments and benefits following certain termination events, as described in greater detail below under the heading “Potential Payments upon Termination or Change in Control.”

CEO Pay Ratio Disclosure

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we disclose annually the ratio of our median employee’s annual total compensation to the annual total compensation of our CEO. Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

IDENTIFYING THE MEDIAN EMPLOYEE

We identified our “median employee” in 2021 using a multistep process. First, we compiled our active, global employee population. As permitted under the de minimis exception, we excluded from the population employees in the following seven jurisdictions: Indonesia (610), Mexico (192), Malaysia (229), St. Kitts (35), Russia (5), Taiwan (61) and Poland (24). Excluding those employees, as of October 1, 2021, the Company had 21,983 full-time and part-time employees in 18 countries worldwide, including 10,757 employees in the United States and 11,226 employees outside the United States. This total excludes independent contractors and other individuals classified as non-employees in their respective jurisdictions based on our employment and payroll tax records.

To identify the median employee from our identified employee population, we next compiled for each employee “total cash compensation” consisting of (i) base pay (salary or gross wages for hourly employees), annualized for any permanent employees hired during the year and for all employees through the end of the year; (ii) bonuses and cash incentives paid; and (iii) cash commissions and similar payments. Compensation amounts were determined from our payroll systems in each jurisdiction. Payments not made in US dollars were converted to US dollars at the prevailing exchange rates on October 1, 2021. Our median employee was determined as the individual who earned total cash compensation at the midpoint of our global employee population.

37 / JELD-WEN PROXY STATEMENT 2022

CALCULATING THE 2021 CEO PAY RATIO

To determine the CEO to median employee pay ratio, we calculated 2021 total compensation for our median employee consistent with the methodology used to calculate 2021 total compensation of our CEO in the Summary Compensation Table on page 32 of this Proxy Statement and divided it into the CEO’s total compensation. Based on this calculation, for 2021, our CEO received total annual compensation of $7,514,918 and our median employee received total annual compensation of $54,078, resulting in a CEO pay ratio of approximately 139:1. The SEC rules for identifying the median of our employees and calculating the pay ratio allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect a company’s employee population and compensation practices. For that reason, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

Potential Payments upon Termination or Change in Control

Each of our NEOs is entitled to certain payments and benefits following a termination of employment in certain circumstances. These potential benefits are summarized below and reflect obligations pursuant to the NEO Employment Agreements in effect on December 31, 2021.

TERMINATION FOR CAUSE OR VOLUNTARY RESIGNATION WITHOUT GOOD REASON

Upon a termination by the Company for cause (as defined in the relevant agreement or as determined in accordance with the applicable equity plan) or due to a voluntary resignation without good reason (as defined in the relevant agreement), no severance benefits are payable to the NEO. The NEO would forfeit the right to receive an annual bonus under the MIP in the year of termination but would be paid for any bonus earned in the prior fiscal year if such bonus had not yet been paid prior to the date of termination. Stock options, RSUs and PSUs are treated in accordance with the award agreements pursuant to which they were granted, which typically provide that all unvested stock options, RSUs and PSUs are immediately forfeited, and vested stock options remain exercisable for the 90-day period following termination (other than following a termination for cause, in which case vested stock options are forfeited upon employment termination).

TERMINATION DUE TO DEATH OR DISABILITY OR RETIREMENT

Upon a termination due to death or disability, the NEO will receive salary through the date of death or disability, as well as a bonus for the year in which the termination occurs, based on the Company’s actual performance, and prorated for the number of calendar months during which the executive was employed prior to termination. Stock options, RSUs and PSUs are treated in accordance with the award agreements pursuant to which they were granted, which typically provide that all unvested stock options, RSUs and PSUs are immediately forfeited, except for such grants made after 2020, which continue to vest in the event of death, disability or retirement. Stock options that are vested on the date of death, disability or retirement (which, generally, for grants through 2020 is reaching age 65, and for grants after 2020 is reaching age 55 and having at least ten years of service with the Company) remain exercisable until the earlier to occur of (x) the expiration of the twelve-month period following the final vesting date and (y) the stock option expiration date. Mr. Michel’s award agreements for grants made after 2020 provide the Committee with the discretion to award ongoing vesting upon his retirement.

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TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON

Not in Connection with a Change in Control

Under the terms of the NEO Employment Agreements, in the event that the NEO’s employment is terminated by the Company without cause or the NEO resigns for good reason (as such terms are defined in the NEO Employment Agreement), subject to the NEO’s execution and effectiveness of a general release of claims in our favor, the NEO will be entitled to receive: (i) an amount equal to the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target annual cash incentive bonus for the year of termination, payable in twelve equal monthly installments following termination; (ii) a prorated annual cash incentive bonus based on actual Company performance for the entire fiscal year in which such termination occurs, prorated for the number of calendar months during which the executive was employed prior to termination (rounded up to the next whole month), and paid at the time bonuses are generally paid to other executives; (iii) treatment of equity awards held by the NEO pursuant to the terms of the applicable award agreement; (iv) if the NEO is participating in the Company’s group health plan immediately prior to the date of termination and elects to continue coverage, reimbursement of 12 months of COBRA premiums following termination; and (v) outplacement services not to exceed a total value of $10,000. In addition, each NEO will be bound by two-year post-termination non-competition and non-solicitation covenants (with the exception of Mr. Michel, who has a one-year post-termination noncompetition covenant).

For stock options granted on and prior to February 2, 2017, award agreements typically provided that upon termination without cause or resignation for good reason, the number of stock options scheduled to vest on the next vesting date following termination will accelerate and vest on the date of termination. For stock options granted after that date, award agreements typically provide that any stock options not yet vested on the date of termination are forfeited. Award agreements typically provide that vested options may be exercised during a period of 90 days following the date of termination without cause or resignation for good reason.

For all currently outstanding RSUs and for all PSUs, the award agreements typically provide that any RSUs and PSUs not yet vested on the date of termination are forfeited.

In Connection with a Change in Control

Under the terms of the NEO Employment Agreements for Messrs. Michel and Linker and Ms. Behnia, in the event of termination of employment without cause or resignation for good reason, in either case occurring on or after a “change in control” (as defined in the applicable NEO Employment Agreement), each of these NEOs will be entitled to receive: (i) an amount equal to two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s average cash incentive bonus for the three full fiscal years prior to the change in control event or the three full fiscal years prior to the year of termination, if greater (the “CIC Severance”); (ii) a prorated annual cash incentive bonus based on the NEO’s annual bonus target amount for that fiscal year, prorated for the number of calendar months during which the executive was employed prior to termination (rounded up to the next whole month) (the “CIC Prorated Bonus”); (iii) accelerated vesting of all time-based equity awards held by the NEO; (iv) full acceleration of vesting of PSUs at target amounts prorated through the date of termination (rounded up to the next full year); (v) if the NEO is participating in the Company’s group health plan immediately prior to the date of termination, payment of 24 months of COBRA premiums following termination; and (vi) outplacement services not to exceed a total value of $10,000. The CIC Severance will be paid (A) if the termination occurs within two years of the change in control, in a single lump sum within ten days following termination, and (B) if the termination occurs more than two years following a change in control, in twelve equal monthly installments following termination. The CIC Prorated Bonus will be payable (A) if the termination occurs within two years of the change in control, as soon as practicable following termination, and (B) if the termination occurs more than two years following a change in control, at the time annual bonuses are generally paid to other executives. In addition, each would be bound by two-year post-termination non-competition and non-solicitation covenants (with the exception of Mr. Michel, who has a one-year post-termination non-competition covenant).

Under the terms of the NEO Employment Agreement for Messrs. Castillo and Guernsey, in the event that his employment is terminated by us without cause or he resigns for good reason, in either case occurring on or after a change in control (as defined in his NEO Employment Agreement), he will be entitled to receive: (i) his continued base salary for one year; (ii) target annual cash incentive bonus for the year of termination, payable in twelve equal monthly installments following termination; (iii) a prorated annual cash incentive bonus based on actual Company performance for the entire fiscal year in which such termination occurs, prorated for the number of calendar months during which the executive was employed prior to termination (rounded up to the next whole month), and paid at the time bonuses are generally paid to other executives; (iv) accelerated vesting of all time-based equity awards; (v) full acceleration of vesting of PSUs at target amounts prorated through the date of termination (rounded up to the next full year); (vi) if he is participating in the Company’s group health plan immediately prior to the date of termination and elects to continue coverage, reimbursement of 12 months of COBRA premiums following termination; and (vii) outplacement services not to exceed a total value of $10,000. Messrs. Castillo and Guernsey would be bound by two-year post-termination non-competition and non-solicitation covenants.

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Estimated Potential Termination Payments and Benefits

The following table provides the estimated value of the payments and benefits that our NEOs would have been provided under the employment agreements, letter agreements, and other management agreements and policies described above that were in effect as of December 31, 2021 in connection with certain termination scenarios, assuming in each case that such termination had occurred on December 31, 2021 (and, if applicable, assuming that a change in control had occurred during 2021). The actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of such event.

NAME(1)	WITHOUT CAUSE OR GOOD REASON (NOT IN CONNECTION WITH A CHANGE IN CONTROL)(2)	DEATH OR DISABILITY(3)	TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL(4)

Gary S. Michel	$2,321,665	$0	$9,068,066

John R. Linker	$1,112,346	$0	$3,194,401

Roya Behnia	$1,096,483	$0	$3,483,402

Daniel J. Castillo	$1,012,346	$0	$1,936,848

David R. Guernsey	$810,000	$0	$1,529,227

(1) None of the NEOs will receive any special benefits in the event of voluntary separation without good reason or termination for cause. Under standard plan provisions, the NEOs will continue to be eligible for benefits under the Company’s medical and dental plans until the last day of the month in which termination occurs. The NEO would also receive payment for bonus earned in the fiscal year prior to termination if that bonus has not been paid prior to the termination date. Any bonus earned in the year of termination is forfeited.

(2) Amounts in this column represent the cash and benefits to be paid to the NEO in the event of termination by the Company without cause or resignation with good reason (each as defined in the NEO’s Employment Agreement). For all NEOs, the severance benefits represent (i) one year of base salary, (ii) one year’s target bonus, (iii) COBRA reimbursement for 12 months and (iv) accelerated vesting of one additional tranche of all unvested, pre-IPO and IPO Grant stock options. Each of these executives also is entitled to a prorated portion of their 2021 bonus and outplacement services not to exceed $10,000.

(3) Amounts in this column represent the bonus for the year of termination that each NEO would have received in the event of termination by death or disability.

(4) Amounts in this column represent the cash and benefits to be paid to the NEOs in the event of termination after a Change In Control (as defined in the NEO’s Employment Agreement). These amounts represent for Messrs. Michel and Linker and Ms. Behnia (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s average cash incentive bonus for the three full fiscal years prior to the change in control event (assumed paid at target for each year for purposes of this calculation); (ii) a prorated annual cash incentive bonus paid at target; (iii) accelerated vesting of (a) all time-based equity awards and (b) all PSUs at target amounts prorated through the date of termination; (iv) estimated payment for 24 months of COBRA premiums; and (v) outplacement services not to exceed a total value of $10,000. For Messrs. Castillo and Guernsey, the amount includes (i) his continued base salary for one year; (ii) target annual cash incentive bonus for the year; (iii) a prorated annual cash incentive bonus based at target; (iv) accelerated vesting of all time-based equity awards; (v) all PSUs at target amounts prorated through the date of termination; (vi) estimated payment for 12 months of COBRA premiums; and (vii) outplacement services not to exceed a total value of $10,000.

40 / JELD-WEN PROXY STATEMENT 2022

P R O P O S A L   2 :

ADVISORY VOTE TO APPROVE COMPENSATION OF NEOs

The Board is requesting your advisory vote on our “say-on-pay” resolution. The affirmative vote of a majority of the votes cast is required to approve this proposal on a non-binding, advisory basis.

The Board is committed to excellence in corporate governance and recognizes the interest our stockholders have in our executive compensation program. As part of that commitment, and in accordance with the Exchange Act, our stockholders are being asked to approve a nonbinding, advisory resolution on the compensation of our named executive officers, as reported in this Proxy Statement. As described in the Compensation Discussion and Analysis, beginning on page 21 of this Proxy Statement, we believe that our executive compensation program effectively aligns the interests of our executive officers with those of our stockholders by tying a significant portion of their compensation to JELD-WEN’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to JELD-WEN’s long-term success.

We are asking our stockholders to vote FOR, on an advisory basis, the following “say on pay” resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

As an advisory vote, this proposal is not binding on the Company. However, the Compensation Committee and the Board value the opinions expressed by the Company’s stockholders on this issue and will consider the outcome of this vote when making future compensation decisions for the named executive officers. Our next advisory vote on our “say-on-pay” resolution will take place at the annual meeting of stockholders held in 2023.

Statement in Support

Through our ongoing stockholder engagement, we receive consistent feedback that our investors favor incentive compensation arrangements tied to specific performance measures that drive long-term performance and value creation. In addition, at our annual meeting of stockholders held in 2021, 98.6% of the votes cast on our say-on-pay proposal approved the compensation we paid to our executive officers. As a result of this stockholder support of our pay-for-performance compensation structure, among other considerations, the Committee decided not to implement any significant changes to our compensation programs in fiscal 2021, but to continue to focus our compensation program to incorporate performance elements directly linked to achievement of our long-term strategic goals.

Key features of our fiscal 2021 executive compensation program were:

•   34% of the annual long-term target equity opportunity for our NEOs was delivered in the form of a performance-based stock award with payouts based on achievement against pre-established strategic performance metrics.

•   Metrics for our performance-based stock awards were designed to align with our key strategic initiatives that drive long-term stockholder value.

•   Our performance-based stock awards included a relative total stockholder return multiplier, to incentivize significant positive outperformance, thereby strengthening the alignment of the interests of our executive officers with the interests of our long-term stockholders.

Pay-for-Performance
100% Annual cash incentive tied to achievement of preset financial targets 34% Long-term target equity awards were performance-based stock awards tied to strategic metrics

Our Board unanimously recommends that you vote “FOR” proposal 2 to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

41 / JELD-WEN PROXY STATEMENT 2022

AUDIT COMMITTEE MATTERS

Independent Auditor’s Fees and Services

The following is a description of the professional services performed and the fees billed by PwC for the fiscal years ended December 31, 2021 and December 31, 2020.

(DOLLARS IN MILLIONS)	FISCAL YEAR ENDED DECEMBER 31, 2021	FISCAL YEAR ENDED DECEMBER 31, 2020

Audit Fees (1)	$8.5	$8.7

Audit-Related Fees (2)	$0.4	—

Tax Fees (3)	$0.1	$0.4

All Other Fees	—	—

Total	$9.0	$9.1

(1) Audit fees consist of fees and expenses billed by PwC associated with the annual audit of our consolidated financial statements, the review of our periodic reports, accounting consultations and audits of statutory filings for certain foreign subsidiaries.

(2) Fees for audit-related services include system pre-implementation procedures.

(3) Tax fees are fees and expenses billed by PwC for domestic and international tax compliance and tax advice.

Audit Committee Pre-Approval of Audit and Non-Audit Related Services of Independent Auditor

The Audit Committee has adopted a Policy for Pre-Approval of Independent Auditor Services (the “Pre-Approval Policy”) outlining the scope of services that PwC may provide to the Company. The Pre-Approval Policy sets forth guidelines and procedures the Company must follow when retaining PwC to perform audit, audit-related, tax and other services. The Pre-Approval Policy also specifies certain non-audit services that may not be performed by PwC under any circumstances. Pursuant to these guidelines, the Audit Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve permitted audit and non-audit services between regularly scheduled quarterly Audit Committee meetings, provided that such pre-approvals are presented to the Audit Committee at its next scheduled meeting. All fees reported above were approved pursuant to the Pre-Approval Policy. The services provided by our independent auditor and related fees are discussed with the Audit Committee, and the Pre-Approval Policy is evaluated and updated periodically by the Audit Committee.

Report of the Audit Committee of the Board

The Audit Committee operates under a written charter adopted by the Board. The charter is available under the Governance section on the Company’s website at investors.jeld-wen.com.

The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal controls over financial reporting, financial risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal auditors and independent auditor, and the Company’s compliance with legal and regulatory requirements. Subject to ratification by the stockholders, the Audit Committee has the sole authority and responsibility to select, determine the compensation of, oversee, evaluate and, when appropriate, replace the Company’s independent auditor.

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The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the Company’s system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor is responsible for auditing those financial statements and expressing an opinion as to their conformity with such accounting principles and effectiveness of the Company’s internal control over financial reporting. PwC was the Company’s independent auditor in 2021. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal controls over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent auditor.

During 2021, the Audit Committee, among other things:

•	Reviewed and discussed the Company’s quarterly earnings releases, quarterly reports on Form 10-Q and annual report on Form 10-K, including the consolidated financial statements;
•

Reviewed and discussed the Company’s policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the Company and its business units, as appropriate;

•	Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2021 and summaries of the significant reports to management by the internal auditors;
•	Reviewed and discussed with management the plans and progress against those plans for remediating any significant deficiencies in internal controls;
•	Reviewed and discussed with management policies with respect to risk assessment and risk management;
•	Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;
•	Reviewed and discussed with management their reports on the Company’s policies regarding applicable legal and regulatory requirements;
•	Reviewed and approved the Audit Committee’s charter; and
•	Met regularly with the Chief Financial Officer, the General Counsel, the independent auditor and the internal auditors in separate executive sessions.

The Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditor the audited consolidated financial statements for the year ended December 31, 2021 and the critical accounting policies that are set forth in the Company’s annual report on Form 10-K.

The Audit Committee discussed with PwC matters that independent auditors must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (the “PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees,” as adopted by the PCAOB. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures related to critical accounting policies.

PwC also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB and represented that it is independent from the Company. The Audit Committee discussed with PwC its independence from the Company and considered whether services it provided to the Company beyond those rendered in connection with its audit of the Company’s annual consolidated financial statements included in its annual report on Form 10-K and reviews of the Company’s interim condensed consolidated financial statements included in its quarterly reports on Form 10-Q were compatible with maintaining its independence. The Audit Committee also reviewed and pre-approved, among other things, the audit, audit-related, tax and other services performed by the independent auditor. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.

43 / JELD-WEN PROXY STATEMENT 2022

Based on the Audit Committee’s review and these meetings, discussions and reports discussed above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2021 be included in the Company’s annual report on Form 10-K for filing with the SEC. The Audit Committee also selected PwC as the Company’s independent auditor for the year ending December 31, 2022, which it believes is in the best interest of the Company and its stockholders, and is presenting that selection to stockholders for ratification at the meeting.

Members of the Audit Committee of the Board:

Tracey I. Joubert, Chair

William F. Banholzer

Steven E. Wynne

44 / JELD-WEN PROXY STATEMENT 2022

P R O P O S A L   3 :

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR FOR 2022

The Audit Committee has selected PwC as JELD-WEN’s independent auditor for 2022. As a matter of good corporate governance and because the Board considers the selection of the independent auditor to be an important matter of stockholder concern, the Board asks that stockholders ratify the selection of PwC as the Company’s independent auditor. The affirmative vote of a majority of the votes cast is required to approve this proposal.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor retained to audit JELD-WEN’s financial statements and internal controls over financial reporting. The Committee conducts a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence. The Committee considers whether the independent auditor should be rotated and considers the advisability and potential impact of selecting a different independent auditor. In evaluating and selecting the Company’s independent auditor, the Audit Committee considers, among other things, historical and recent performance of the current independent audit firm, an analysis of known significant legal or regulatory proceedings related to the firm, external data on audit quality and performance, including recent PCAOB reports, industry experience, audit fee revenues, firm capabilities and audit approach, and the independence and tenure of the audit firm.

The Audit Committee selected, and the Board ratified the selection of, PwC to serve as our independent auditor for 2022. PwC has been JELD-WEN’s auditor since 2000.

In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to our company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the lead audit partner under this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management. Due to the rotation requirements, JELD-WEN last engaged a new audit partner at PwC in 2018.

The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in the best interests of JELD-WEN and our stockholders, and we are asking our stockholders to ratify the selection of PwC as our independent auditor for 2022. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on JELD-WEN’s independent auditor and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of JELD-WEN and our stockholders.

Representatives of PwC will virtually attend the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Our Board unanimously recommends that you vote “FOR” the ratification of PwC as the Company’s independent auditor for 2022.

45 / JELD-WEN PROXY STATEMENT 2022

OTHER PROPOSALS

P R O P O S A L   4 :

APPROVAL OF AMENDMENT TO CHARTER TO REMOVE CORPORATE OPPORTUNITY WAIVER

The Board recommends the approval of the proposed amendment to the Charter, which relates to our former sponsor and is no longer applicable. The affirmative vote of a majority of the Company’s outstanding shares of common stock is required to approve this proposal.

The “corporate opportunity” doctrine provides that directors and officers of a corporation, as part of their duty of loyalty to the corporation and its stockholders, generally have a fiduciary duty to disclose opportunities to the corporation that are related to its business and they are prohibited from pursuing those opportunities unless the corporation determines that it is not going to pursue them. Section 122(17) of Delaware General Corporation Law expressly permits Delaware corporations, such as the Company, to renounce any interest or expectancy in certain business opportunities. Article ELEVENTH of our Charter currently provides that certain business opportunities are not subject to the “corporate opportunity” doctrine, and that the Company renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for Onex or any of its respective affiliates.

The Board believes the provisions contained in Article ELEVENTH of our Charter were appropriate when Onex held a significant ownership in the Company’s common stock. Onex invests in a wide array of companies, including companies with businesses similar to or competitive with the Company, and without such assurances, Onex would have been unwilling or unable to invest in the Company. As of December 31, 2021, Onex no longer beneficially owns any shares of our common stock and, as a result, the Board believes these provisions are no longer appropriate. As such, the Board recommends that Article ELEVENTH be eliminated from the Charter to remove this corporate opportunity waiver (the “Corporate Opportunity Amendment”).

If approved, the Corporate Opportunity Amendment would amend our Charter by deleting Article ELEVENTH in its entirety. If our stockholders approve this proposal, the Company will file the Corporate Opportunity Amendment with the Secretary of State in Delaware promptly after the Annual Meeting, and the amendment will become effective upon filing. This summary is qualified in its entirety by reference to the full text of the Charter, a copy of which is attached to this Proxy Statement as Appendix A.

Our Board unanimously recommends that you vote “FOR” the amendment of our Charter to remove this corporate opportunity waiver.

46 / JELD-WEN PROXY STATEMENT 2022

P R O P O S A L   5 :

APPROVAL OF AMENDMENT TO OMNIBUS EQUITY PLAN

The Board recommends the approval of the proposed amendment to the Omnibus Equity Plan to increase the number of shares available for issuance by 2,400,000 shares. The affirmative vote of a majority of the votes cast is required to approve this proposal.

At the Annual Meeting, stockholders will be asked to approve a proposed amendment to the Omnibus Equity Plan to increase the maximum number of shares that may be issued under the Omnibus Equity Plan by 2,400,000 shares. The Omnibus Equity Plan was originally adopted by the Board on January 3, 2017, approved by the stockholders on January 20, 2017 and most recently amended by the Board on February 16, 2022.

As of December 31, 2021, only 2,578,718 shares remain available for grant under the Omnibus Equity Plan. The Compensation Committee believes that the approval of additional shares for issuance pursuant to the Omnibus Equity Plan is important to our continued success. Awards such as those that may be provided under the Omnibus Equity Plan are vital to our ability to attract, retain, incentivize and motivate officers and employees and non-employee directors providing services by providing participating individuals with a proprietary interest in the performance of the Company.

If the stockholders do not approve this proposal, the additional shares will not be made available and the Omnibus Equity Plan will continue as currently written subject to the previously authorized share limit of 7,500,000.

Summary of the Omnibus Equity Plan

The material features of the Omnibus Equity Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Omnibus Equity Plan, as amended, a copy of which is attached to this Proxy Statement as Appendix B.

Purpose. The purpose of the Omnibus Equity Plan is to assist the Company with attracting, retaining, incentivizing and motivating officers, associates, consultants and non-employee directors of the Company and its subsidiaries (“Eligible Individuals”) and to promote the success of the Company’s business by providing participating individuals with a proprietary interest in the performance of the Company. The Company believes that this incentive program will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company and to align their interests with those of the stockholders of the Company.

Committee Authorization. The Compensation Committee is authorized to grant awards, designating the Eligible Individuals who will be granted the awards, the type of award, the number of shares or value underlying such awards and the terms and conditions of such awards from time to time. The Compensation Committee may accelerate the vesting or lapsing of restrictions of any award in the event of death or disability and make any amendment or modification to any award agreement, in each case, consistent with the terms of the Omnibus Equity Plan. The Compensation Committee has the powers necessary to administer the Omnibus Equity Plan, including the authority to interpret, construe and amend any provision of the Omnibus Equity Plan and the terms of any award granted thereunder. Subject to applicable law, the Board also from time to time may delegate to any individual or committee of individuals the authority of the Compensation Committee to make awards to Eligible Individuals who are not officers or directors of the Company (within the meaning of Section 16 of the Exchange Act).

As of December 31, 2021, approximately 190 employees (including our officers) and 7 directors were eligible to participate in the Omnibus Equity Plan. The closing per share price on the NYSE of the Company’s common stock on March 1, 2022 was $22.99.

Shares Available. Under the Omnibus Equity Plan, shares are deemed issued only to the extent actually issued and delivered pursuant to an award. To the extent that (i) an award expires or is otherwise canceled, terminated or forfeited without the issuance of shares or (ii) an award will be mandatorily settled solely in cash without the delivery of shares, then the shares covered by such awards

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will become available for issuance in connection with future awards granted under the Omnibus Equity Plan. Notwithstanding anything to the contrary in the Omnibus Equity Plan, the following shares will not become available for issuance in connection with future awards granted under the Omnibus Equity Plan (A) shares withheld from payment of an award by the Company, or surrendered or tendered by the participant, in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, (B) shares withheld from the payment of an award by the Company, or surrendered or tendered by the participant in payment of, the exercise price or purchase price of an award, (C) shares covered by awards that discretionarily settled in cash, (D) shares covered by a stock appreciation right that are not issued in connection with its settlement in shares upon exercise and (E) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

Background for Shares Authorized for Issuance Under the Omnibus Equity Plan. If this Proposal 5 is approved, the maximum number of shares of our common stock authorized for issuance will be equal to the sum of: (a) 2,400,000 shares, (b) the number of shares remaining available for grant under the Omnibus Equity Plan but not subject to outstanding awards thereunder as of the effective date of the Omnibus Equity Plan and (c) the number of shares subject to awards outstanding under the Omnibus Equity Plan as of the effective date, but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares after the effective date of the Omnibus Equity Plan. As of March 1, 2022, 1,422,325 shares of our common stock remained available for grant under the Omnibus Equity Plan and 4,521,707 shares of our common stock were subject to outstanding awards.

In setting the number of shares of common stock available for issuance under the Omnibus Equity Plan, the Board and Compensation Committee considered a number of factors, which are discussed further below, including:

•	Shares available under the Omnibus Equity Plan and total outstanding equity-based awards and how long the shares available are expected to last;
•	Historical equity award granting practices, including our three-year average share usage rate (commonly referred to as “run rate”); and
•	Potential dilution and overhang.

Shares Available and Outstanding Equity Awards. While the use of long-term incentives in the form of equity awards is an important part of our compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in the granting of equity awards. In setting the number of shares available for issuance under the Omnibus Equity Plan, the Board and Compensation Committee considered shares available under the Omnibus Equity Plan, total outstanding equity awards and how long the shares available are expected to last. To facilitate the approval of this Proposal 5, set forth below is certain information about shares of our common stock that may be issued under the Omnibus Equity Plan as of March 1, 2022.

As of March 1, 2022, we had 90,038,385 shares of common stock issued and outstanding. The market value of one share of our common stock on March 1, 2022, as determined based on the closing price as reported on the NYSE, was $22.99.

As described in more detail in the table below, under the Omnibus Equity Plan (and without giving effect to approval of this Proposal 5) as of March 1, 2022:

•	1,422,325 shares remained available for issuance under the Omnibus Equity Plan; and
•	2,271,937 stock options and 2,249,770 shares underlying full value awards (such as RSUs and PSUs) were outstanding under the Omnibus Equity Plan.

Historical Equity Award Granting Practices. In setting the number of shares authorized for issuance under the Omnibus Equity Plan, the Board and Compensation Committee also considered the historical number of equity awards granted under the Omnibus Equity Plan in the past three full fiscal years and our anticipated burn rate going forward.

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The following table sets forth information regarding awards granted and our annual run rate for each of the last three fiscal years.

	FISCAL 2021	FISCAL 2020	FISCAL 2019

Stock Options Granted	309,902	407,607	443,170

RSU Awards Granted	652,579	865,091	952,801

PSU Awards Granted (Target Performance)	165,749	311,275	401,935

PSU Awards Earned (Actual Performance)	—	—	188,819

Weighted Average Basic Shares of Common Stock Outstanding During Fiscal Year	96,563,155	100,633,392	100,618,105

Run Rate (Considering Performance Share Awards Earned)	1.00%	1.35%	1.49%

Our three-year average run rate (Fiscal Years 2019 to 2021) is only 1.28%, which is significantly lower than the industry thresholds established by certain major proxy advisory firms. Based on our historical and anticipated granting practices and the recent trading price of our common stock, we expect the Omnibus Equity Plan to cover awards for approximately three to four years. However, we cannot predict our future equity grant practices, the future price of our common stock or future hiring activity with any degree of certainty at this time. Consequently, the share reserve under the Omnibus Equity Plan could last for a shorter or longer period of time.

Potential Dilution and Overhang. In setting the number of shares authorized for issuance under the Omnibus Equity Plan, the Board and Compensation Committee also considered the dilution (based on total outstanding award shares) and overhang (based on total potential award shares) that would result from the approval of this Proposal 5, including the policies of certain institutional investors and major proxy advisory firms. The table below provides share information as of March 1, 2022:

ASSUMING APPROVAL

Options Outstanding as of March 1, 2022	2,271,937

Weighted Average Exercise Price of Options Outstanding	$22.24

Weighted Average Remaining Term of Options Outstanding	6.49 years

Full-Value Awards Outstanding as of March 1, 2022	2,249,770

Total Equity Awards Outstanding (Including Options, RSU Awards and PSU Awards)	4,521,707

Common Stock Outstanding as of March 1, 2022	90,038,385

Overhang as of March 1, 2022 (1)	6.6%

Shares Available for Future Grant under the Omnibus Equity Plan (Including 2,400,000 New Shares Plus 1,422,325 Currently Available Shares) as of March 1, 2022	3,822,325

Total Dilution under the Omnibus Equity Plan, as a Percentage of Common Stock Outstanding as of March 1, 2022 (2)	9.27%

(1) Overhang consists of the number of shares subject to equity awards outstanding as of March 1, 2022 divided, by the number of shares of our common stock outstanding as of March 1, 2022.

(2) Total Dilution consists of the number of shares subject to equity awards outstanding as of March 1, 2022 and the number of shares available for future grant under the Omnibus Equity Plan (including 2,400,000 new shares assuming stockholder approval of this Proposal 5), divided by the number of shares of common stock outstanding as of March 1, 2022.

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Individual Limits. The aggregate number of shares that may be issued pursuant to awards granted under the Omnibus Equity Plan in any calendar year may not exceed 2,000,000 shares in the case of an Eligible Individual who is an employee or consultant or 250,000 shares in the case of a director who is not an employee or consultant.

Awards. Under the Omnibus Equity Plan, the Compensation Committee may grant stock options (both non-qualified and “incentive stock options” within the meaning of Section 422 of the Code), restricted stock, restricted stock units, stock appreciation rights, performance awards, dividend equivalent rights or share awards with respect to a number of shares of the Company. Each award agreement will contain such restrictions, terms and conditions as the Compensation Committee may, in its discretion, determine, including the effect of a termination of employment.

Vesting. Under the Omnibus Equity Plan, the Compensation Committee shall determine and set forth in the applicable award agreement the time or times at which, and/or the conditions required for, an award to vest, become exercisable or have restrictions lapse; provided that no award shall vest, become exercisable or have restrictions lapse earlier than the first anniversary of the grant date; provided, however, up to a maximum of five percent (5%) of the maximum aggregate number of shares that may be issued under the Omnibus Equity Plan may be issued pursuant to awards granted under the Omnibus Equity Plan without regard for any limitations or other requirements for vesting or transferability under the Omnibus Equity Plan.

Stock Options. The option price shall be determined by the Compensation Committee and set forth in the award agreement. The exercise price per share under each option shall not be less than 100% of the fair market value of a share on the date the option is granted (110% in the case of an incentive stock option granted to a ten-percent stockholder). An incentive stock option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an incentive stock option granted to a ten-percent stockholder) and a nonqualified stock option shall not be exercisable after the expiration of ten (10) years from the date it is granted. All of the shares under the Omnibus Equity Plan may be issued as incentive stock options.

Stock Appreciation Rights. The Compensation Committee shall determine and set forth in the applicable award agreement the time or times at which a stock appreciation right shall become vested and exercisable but in no event will any stock appreciation right have a term of greater than ten (10) years. Upon exercise of a stock appreciation right, the participant shall be entitled to receive an amount determined by multiplying (i) the excess of the fair market value of a share on the last business day preceding the date of exercise of such stock appreciation right over the fair market value of a share on the date the stock appreciation right was granted by (ii) the number of shares as to which the stock appreciation right is being exercised. Payment may be made in the discretion of the Compensation Committee solely in whole shares having an aggregate fair market value equal to the stock appreciation right payment amount, solely in cash or in a combination of cash and shares.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights, either in tandem with an award or as a separate award, to Eligible Individuals in accordance with the Omnibus Equity Plan. Amounts payable in respect of dividend equivalent rights may be payable currently or may will be deferred until the vesting of or lapsing of restrictions on such dividend equivalent rights or until the vesting, exercise, payment, or settlement of or other lapse of restrictions on the award to which the dividend equivalent rights relate and will in any event be subject to the same restrictions and risks of forfeiture as the awards to which they relate.

Share Awards. Awards of shares may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Restricted Stock. Each award agreement will specify the number of shares of restricted stock to which it relates, the conditions which must be satisfied in order for the restrictions on transferability to lapse and the circumstances under which the award will be forfeited. The vesting period for restricted stock will be not less than three years, provided that it may be shorter (but not less than one year) if vesting of the restricted stock is conditioned upon the attainment of pre-established corporate or individual performance goals.

Restricted Stock Units. Each restricted stock unit represents the right of the participant to receive one share, together with such dividends as may have accrued with respect to such share from the time of the grant of the award until the time of vesting. No restricted stock units may vest more quickly than one-third annually over three years; provided that the vesting period may be shorter (but not less than one year) if vesting of the restricted stock unit is conditioned upon the attainment of pre-established corporate or individual performance goals, or for restricted stock units awarded to non-employee directors.

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Performance Share Units. Performance share units shall be denominated in shares and each award agreement shall specify the number of performance share units to which it relates, the performance objectives and other conditions which must be satisfied in order for the performance share units to vest. Payments may be made entirely in shares valued at their fair market value, entirely in cash or in such combination of shares and cash as the Compensation Committee in its discretion shall determine at any time prior to such payment.

Performance-Based Restricted Stock. Each award agreement shall specify the number of shares of performance-based restricted stock to which it relates, the performance objectives and other conditions which must be satisfied in order for the performance-based restricted stock to vest.

Change in Control. Generally, the award agreement will provide any specific terms applicable to that award in the event of a Change in Control of the Company (as defined below). Unless otherwise set forth in an award agreement, for purposes of the Omnibus Equity Plan, “Change in Control” generally means the occurrence of any of the following events with respect to the Company: (a) any person (other than directly from the Company) first acquires securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding voting securities, other than an acquisition by certain employee benefit plans, the Company or a related entity, or any person in connection with a non-control transaction; (b) a majority of the members of the board of directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the board of directors serving immediately prior to such appointment or election; (c) any merger, consolidation or reorganization, other than in a non-control transaction; (d) a complete liquidation or dissolution or (e) sale or disposition of all or substantially all of the assets. A “non-control transaction” generally includes any transaction in which (i) stockholders immediately before such transaction continue to own at least a majority of the combined voting power of such resulting entity following the transaction; (ii) a majority of the members of the board of directors immediately before such transaction continue to constitute at least a majority of the board of the surviving entity following such transaction or (iii) with certain exceptions, no person other than any person who had beneficial ownership of more than fifty percent of the combined voting power of the Company’s then outstanding voting securities immediately prior to such transaction has beneficial ownership of more than fifty percent of the combined voting power of the surviving entity’s outstanding voting securities immediately after such transaction.

Adjustments for Corporate Transactions. Unless otherwise provided in an award agreement, in connection with a merger, consolidation, reorganization, recapitalization or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (each a “Corporate Transaction”), Awards shall either: (a) continue following such Corporate Transaction, which may include, in the discretion of the Compensation Committee or the parties to the Corporate Transaction, the assumption, continuation or substitution of the Awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the Awards; or (b) terminate.

The Omnibus Equity Plan also includes provisions that require or permit the Compensation Committee to make certain adjustments to (i) the maximum number and kind of shares of stock or other securities or other equity interests as to which awards may be granted under the Omnibus Equity Plan, (ii) the maximum number and class of shares or other stock or securities that may be issued upon exercise of incentive stock options, (iii) the number and kind of shares or other securities covered by any or all outstanding awards that have been granted under the Omnibus Equity Plan, (iv) the option price of outstanding options and the base price of outstanding stock appreciation rights, and (v) the performance objectives applicable to outstanding performance awards in the event that: (a) the outstanding shares are changed into or exchanged for a different number or kind of shares or other stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction or (b) there is an extraordinary dividend or distribution by the Company in respect of its shares or other capital stock or securities convertible into capital stock in cash, securities or other property.

No Transfers. Except for transfers by will or laws of descent or distribution and by beneficiary designation, no award shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind; and any purported transfer, pledge, hypothecation, attachment, execution or levy.

Term. The Omnibus Equity Plan will terminate on January 20, 2027 and no award shall be granted after that date. The Board, however, may earlier terminate the Omnibus Equity Plan and the Board may at any time and from time to time amend, modify or suspend the Omnibus Equity Plan, subject, if required, to stockholder approval or participant consent.

Certain Federal Income Tax Consequences. The following is a brief description of the principal United States federal income tax consequences related to awards granted under the Omnibus Equity Plan.

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Non-Qualified Options. Generally, a grantee will not be subject to tax at the time a non-qualified option is granted, and no tax deduction is then available to the Company. Upon the exercise of a non-qualified option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid will be included in the grantee’s ordinary income and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated by the grantee or transferee of the non-qualified option as either capital gain or capital loss and, depending upon the length of period following exercise, either short term or long term.

If the grantee pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. No gain or loss is recognized on delivery of the previously acquired shares to the Company, and shares received by the grantee equal in number to the previously acquired shares so exchanged will have the same basis and holding period for capital gain purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized, and a holding period beginning as of such date.

Incentive Stock Options. A grantee will not be subject to tax at the time an incentive stock option is granted or exercised, and no tax deduction is available to the Company; however, the grantee may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the incentive stock option over the exercise price paid. Upon disposition of the shares acquired upon exercise of an incentive stock option, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the grantee has not disposed of the shares within two years of the date of grant of the option or within one year from the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the grantee disposes of the shares without satisfying both the holding period and employment requirements (a disqualifying disposition), the grantee will recognize ordinary income at the time of the disqualifying disposition to the extent of the excess of the amount realized on such disqualifying disposition over the exercise price paid or, if less, the fair market value of the shares on the date the incentive stock option is exercised (if less). Any remaining gain or loss is treated as a capital gain or capital loss.

If the grantee pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for disqualifying dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to the grantee upon exercise of the incentive stock option. If such an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.

The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the grantee recognized ordinary income in a disqualifying disposition.

Restricted Stock; Performance-Based Restricted Stock. The grantee receiving restricted stock will not recognize income for tax purposes until the restrictions lapse, unless the individual elects otherwise, as described below. Rather, the grantee will have taxable income upon lapse of the restrictions equal to the fair market value of the shares at the time the restrictions lapse and the Company will generally have a tax deduction in the same amount. Proceeds from the sale of stock sold after the restrictions lapse will be taxable as a capital gain or capital loss, depending upon the amount by which the sale price exceeds or is less than the fair market value of the stock at the time the restrictions lapse.

Alternatively, a grantee who receives restricted stock can elect to recognize income immediately upon grant, in which case the grantee’s taxable income and the Company’s tax deduction are generally determined at the time of grant, as explained in the first paragraph of this section. However, if the grantee subsequently forfeits the stock, the grantee will not be able to recover the tax paid or take any tax deduction in respect of the tax previously paid.

Restricted Stock Units; Performance Share Units; Share Awards; Dividend Equivalents. The grantee receiving restricted stock units, performance share units, share awards and dividend equivalent will not recognize income for tax purposes the settlement of such awards in cash and shares. At settlement, the grantee will have taxable income equal to the fair market value of the shares or the amount of cash received and the Company and the Company will generally have a tax deduction in the same amount.

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Limits on Company’s Deductions and Additional Participant Taxes. Section 162(m) of the Code (“Section 162(m)”) generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is an employee who, for the company’s taxable year in which the deduction would otherwise be claimed, (i) was the Company’s chief executive officer or chief financial officer at any time during the year, (ii) was one of the other three highest paid officers named in the Company’s proxy statement except the chief executive officer and the chief financial officer or (iii) was a “covered employee” for any preceding tax year of the Company beginning after December 31, 2016.

If awards vest or are paid on an accelerated basis upon a Change in Control or a subsequent termination of employment, some or all of the value of that acceleration may be considered an “excess parachute payment” under Section 280G of the Code. This would result in the imposition of a 20% federal excise tax on the recipients of the excess parachute payments and a loss of the Company’s deduction for the excess parachute payments.

Some awards under the Omnibus Equity Plan may be considered to be deferred compensation subject to Section 409A of the Code. Failure to satisfy the applicable requirements under these provisions for awards considered deferred compensation would result in the acceleration of income and an additional 20% income tax liability to the recipient, including certain penalties.

New Plan Benefits. Any award granted will be in the discretion of the Compensation Committee in accordance with the terms of the Omnibus Equity Plan.

The table below presents the total number of awards previously granted under the Omnibus Equity Plan, excluding the impact of subsequent forfeitures or surrenders.

OMNIBUS EQUITY PLAN
2021 NEOS AND CURRENT POSITIONS	OPTIONS	RESTRICTED STOCK UNITS	PERFORMANCE SHARE UNITS

Gary S. Michel – Chair, President and Chief Executive Officer	577,019	276,319	359,213

John R. Linker – Executive Vice President and Chief Financial Officer	195,803	151,561	70,504

Roya Behnia – Executive Vice President, General Counsel & Chief Compliance Officer	22,015	137,182	11,774

Daniel J. Castillo – Executive Vice President and President, North America	66,262	184,552	47,556

David R. Guernsey – Executive Vice President and President, Europe	53,266	28,090	36,457

Current Executive Group	914,365	777,704	525,504

Current Non-Executive Director Group	—	117,621	—

Non-Executive Officer Employee Group	688,149	1,344,303	299,180

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Equity Compensation Plan Information

The following table sets forth information with respect to shares of our common stock that may be issued under our existing equity compensation plans, as of December 31, 2021:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))

Equity compensation plans approved by security holders	4,692,677	(2)	$23.31	2,578,718	(3)

Equity compensation plans not approved by security holders	—		—	—

Total	4,692,677		$23.31	2,578,718

(1) Excludes RSUs and PSUs, which have no exercise price.

(2) Consists of shares underlying 2,162,022 stock options, 1,826,392 RSUs, and 704,263 PSUs outstanding under the 2011 Stock Incentive Plan and Omnibus Equity Plan.

(3) Number of securities remaining for future issuances includes only shares available under the Omnibus Equity Plan.

Our Board unanimously recommends a vote “FOR” the approval of the amendment to the Omnibus Equity Plan.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Questions and Answers About the Annual Meeting

Why am I receiving these materials?

You are receiving these materials because, at the close of business on March 1, 2022 (the “Record Date”), you owned shares of the Company’s common stock, $0.01 par value per share. All stockholders of record on the Record Date are entitled to virtually attend and vote at the Annual Meeting.

Each share of our common stock is entitled to vote at the Annual Meeting. As of the Record Date, we had 90,038,385 shares of common stock outstanding. With respect to all matters submitted for vote at the Annual Meeting, each share of common stock is entitled to one vote.

What is a proxy?

A “proxy” is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

The Board is soliciting proxies for use at the Annual Meeting and has designated Roya Behnia and James Hayes to serve as proxies for the Annual Meeting, or any postponements or adjournments of the meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. The Company has elected to mail a Notice of Internet Availability of Proxy Materials, rather than send a full set of these materials in the mail. The Notice of Internet Availability of Proxy Materials were sent to stockholders beginning on or about March 18, 2022, and the proxy materials were posted in the Financials section of the Company’s website, investors.jeld-wen.com, and on the website referenced in the Notice of Internet Availability of Proxy Materials on or around the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the Company’s costs. All stockholders will have the ability to access, and receive instructions on how to access, the proxy materials over the Internet or request a printed set of the proxy materials, if desired. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote using the Internet. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company LLC (“AST”), you are a stockholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials or the proxy materials were sent directly to you by Broadridge Financial Solutions, Inc. (“Broadridge”).

Beneficial Owners. If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in “street name.” The Notice of Internet Availability of Proxy Materials or proxy materials were forwarded to you by your bank or broker, who is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account.

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How can I access the proxy materials for the Annual Meeting?

Stockholders may access the proxy materials, which include the Notice of Annual Meeting of Stockholders, Proxy Statement (including a form of proxy card) and 2021 Annual Report on the Internet at www.proxyvote.com. You can also request a paper copy of the proxy materials be mailed to you free of charge via the Internet (at www.proxyvote.com), by telephone (toll-free at 800-579-1639) or by sending an email to sendmaterial@proxyvote.com and referencing the 16-digit number on the Notice of Internet Availability of Proxy Materials that you received. Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will help preserve environmental resources.

Stockholders of Record. You may enroll in the electronic proxy delivery service at any time by contacting JELD-WEN Stockholder Services via email at StockholderServices@jeldwen.com and requesting enrollment.

Beneficial Owners. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

What matters am I voting on, how may I vote on each matter, and how does the Board recommend that I vote on each matter?

The below table sets forth each of the matters you are being asked to vote on, the standard for determining the outcome of the vote, how you may vote on each proposal and how the Board recommends that you vote on each proposal. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of the vote required under our Bylaws.

MATTER TO BE VOTED UPON	HOW MAY I VOTE?	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

1.  The election of eight director nominees identified in this Proxy Statement as described in Proposal One.

   Each director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes “FOR” are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.

	You may (i) vote FOR the election of all director nominees named herein; (ii) WITHHOLD authority to vote for all such director nominees; or (iii) vote FOR the election of some director nominees and WITHHOLD authority to vote for specific director nominees by so indicating in the space provided on the proxy. If you WITHHOLD your vote, your shares will not be considered to have been voted and will have no effect on the vote on this matter.	The Board recommends that you vote FOR all eight director nominees.

2.  The approval, on a nonbinding, advisory basis, of the compensation of our named executive officers.

   The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this advisory proposal, meaning that only votes cast “FOR” or “AGAINST” the proposal will be counted in determining the outcome.

	You may vote FOR or AGAINST the advisory vote on the compensation of our named executive officers, or you may indicate that you wish to ABSTAIN from voting on the matter. An abstention will have no effect on the vote on this matter.	The Board recommends that you vote FOR the approval, on an advisory basis, of the Company’s executive compensation.

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MATTER TO BE VOTED UPON	HOW MAY I VOTE?	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

3.  The ratification of PwC as the Company’s independent auditor for 2022.

   The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this proposal, meaning that only votes cast “FOR” or “AGAINST” the proposal will be counted in determining the outcome.

	You may vote FOR or AGAINST the ratification of PwC, or you may indicate that you wish to ABSTAIN from voting on the matter. An abstention will have no effect on the vote on this matter.	The Board recommends that you vote FOR the ratification of PwC as the Company’s independent auditor for 2022.

4. The approval of amendment to the Charter. The affirmative vote of a majority of the outstanding shares of JELD-WEN common stock is required to approve this proposal.	You may vote FOR or AGAINST the amendment to the Charter, or you may indicate that you wish to ABSTAIN from voting on the matter. An abstention will have the same effect as a vote AGAINST that proposal.	The Board recommends that you vote FOR the amendment to the Charter.

5.  The approval of amendment to the Omnibus Equity Plan.

   The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this advisory proposal, meaning that only votes cast “FOR” or “AGAINST” the proposal will be counted in determining the outcome.

	You may vote FOR or AGAINST the amendment to the Omnibus Equity Plan, or you may indicate that you wish to ABSTAIN from voting on the matter. An abstention will have no effect on the vote on this matter.	The Board recommends that you vote FOR the amendment to the Omnibus Equity Plan.

Other matters that may properly come before the Annual Meeting may require more than a majority vote under the laws of Delaware or other applicable laws.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

•	Call the toll-free number shown on the proxy card;
•	Vote, in advance of the Annual Meeting, on the Internet on the website shown on the proxy card;
•	Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or
•	Vote online at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/JELD2022.

Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or online in advance of the Annual Meeting will not affect your right to virtually attend the Annual Meeting and vote online at the Annual Meeting.

How do I vote if I am a beneficial owner?

As the beneficial owner, you have the right to direct your bank or broker how to vote your shares by following the instructions that your bank or broker sent to you. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a bank or broker. As a beneficial owner, if you wish to change the directions that you have provided your bank or broker, you should follow the instructions that your bank or broker sent to you.

As a beneficial owner, you are also invited to virtually attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you obtain in advance a signed legal proxy from your bank or broker giving you the right to vote the shares and follow the instructions at www.virtualshareholdermeeting.com/JELD2022.

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What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

Stockholders of Record. If you are a stockholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them in accordance with the recommendations of the Board, as follows:

•	FOR the election of the eight director nominees;
•	FOR the approval, on an advisory basis, of the Company’s executive compensation program;
•	FOR the ratification of PwC as our independent auditor for 2022;
•	FOR the amendment to the Charter; and
•	FOR the amendment to the Omnibus Equity Plan.

Beneficial Owners. If you sign your voting card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

What is the effect of broker non-votes, abstentions and withheld votes?

Under the rules of the NYSE, if you are a beneficial owner of shares held in street name, your bank or broker has discretion to vote only on certain “routine” matters without your voting instructions. The only “routine” proposal you are being asked to vote on at the Annual Meeting is the Ratification of PwC as the Company’s independent auditor for the fiscal year ending December 31, 2022 (Proposal Three). Your bank or broker will not be permitted to vote your shares on any of the other proposals at the Annual Meeting unless you provide proper voting instructions. Accordingly, stockholders are urged to give their bank or broker instructions on voting their shares on all matters.

Our Bylaws require that elections of directors (Proposal One) be determined by a plurality of the votes cast. Abstentions, withheld votes and broker non-votes have no effect on the proposal for the election of directors.

Any non-employee director nominee who does not receive the affirmative vote of the majority of votes cast must promptly tender their resignation from the Board.

The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve the compensation of the Company’s named executive officers on an advisory basis (Proposal Two), the ratification of PwC as the Company’s independent auditor for the fiscal year ending December 31, 2022 (Proposal Three) and the Omnibus Equity Plan (Proposal Five). Abstentions and broker non-votes will have no effect on the outcome of Proposals Two, Three and Five.

The affirmative vote of a majority of the outstanding shares of JELD-WEN common stock is required to approve the amendment to the Charter (Proposal Four). Abstentions and broker non-votes will have the same effect as a vote against that proposal.

How do I vote Plan Shares?

If you are a participant in the JELD-WEN Employee Stock Ownership and Retirement Plan (“ESOP”) and/or JELD-WEN KSOP (“KSOP”; together with the ESOP, each a “Plan”), you will receive a voting card that will permit you to instruct the administrator of the Plan how to vote the shares of common stock credited to your account(s) and held in a Plan on March 1, 2022.

The administrator, as custodian of the Plan’s assets and stockholder of record, will vote these shares in accordance with your instructions to the Plan administrator or, on any matter for which you do not provide timely voting instructions, in accordance with the recommendation of the Board.

What can I do if I change my mind after I vote?

Stockholders of Record. If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	Written notice of revocation to JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, Attention: Corporate Secretary;
•	Timely delivery of a valid, later-dated proxy or a later-dated online vote or vote by telephone; or
•	Virtually attending the Annual Meeting and voting in person by ballot online by following the instructions at www.virtualshareholdermeeting.com/JELD2022.

Beneficial Owners. If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your bank or broker. You may also vote online at the Annual Meeting if you obtain a legal proxy as described in the answer to the question “How do I vote if I am a beneficial owner?” above. All shares represented by valid proxies received and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

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How can I virtually attend the Annual Meeting?

You are entitled to virtually attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid legal proxy for the Annual Meeting as described in the answer to the previous question, by logging in at www.virtualshareholdermeeting.com/JELD2022.

To log in, you will need the 16-digit control number provided on your proxy card or voting instruction form. Attendees will be required to comply with meeting guidelines and procedures available at www.virtualshareholdermeeting.com/JELD2022.

What votes need to be present to hold the Annual Meeting?

Under our Bylaws, a quorum will exist at the Annual Meeting if stockholders holding a majority of the shares entitled to vote at the Annual Meeting are present in person or by proxy. Stockholders of record who return a proxy or vote in person at the meeting will be considered part of the quorum.

Abstentions, withheld votes and broker non-votes are counted as “present” for determining a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the meeting.

Who will count the votes?

American Election Services, LLC (“AES”) will act as the inspector of elections and count the votes.

Where can I find the voting results?

We will announce the preliminary voting results at the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC after the Annual Meeting. If on the date of this Form 8-K filing the inspector of election for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent amendment on Form 8-K/A filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2021 Annual Report and proxy card), as applicable, and any additional information furnished to stockholders. Broadridge will assist us in distribution of the proxy materials and AES will provide voting and tabulation services for the Annual Meeting.

We may reimburse banks, brokers, custodians and nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers, or other employees for such services.

Are you “householding” for stockholders sharing the same address?

The SEC’s rules permit us to deliver a single copy of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials, as applicable, to an address that two or more stockholders share. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2021 Annual Report and proxy card with postage-paid envelope), as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders at the address or telephone number below.

If printed copies of proxy materials are requested, we will still send each stockholder an individual proxy card.

If you did not receive an individual copy of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials, as applicable, we will send copies to you if you contact us at JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, Attention: Corporate Secretary or by telephone at (877) 592-7575. If you and other residents at your address received multiple copies of the Notice of Internet Availability of Proxy Materials and desire to receive only a single copy of these materials, you may contact your bank or broker or contact us at the above address or telephone number.

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What is the deadline for stockholders to propose actions for consideration at the 2023 Annual Meeting of Stockholders?

Stockholder Proposals to be Considered for Inclusion in the Company’s 2023 Proxy Materials. To be considered for inclusion in our proxy statement for our 2023 Annual Meeting of Stockholders, stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by or before close of business on Friday, November 18, 2022 and be submitted in accordance with Rule 14a-8. These stockholder proposals must be in writing and received by the deadline described above at our principal executive offices at JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, Attention: Corporate Secretary. If we do not receive a stockholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2022 Annual Meeting of Stockholders.

Other Stockholder Proposals for Presentation at the 2023 Annual Meeting of Stockholders. A stockholder proposal that is not submitted for inclusion in our 2023 proxy materials but is instead intended to be presented at the 2023 Annual Meeting of Stockholders, or that intends to submit a candidate for nomination as director at the 2023 Annual Meeting of Stockholders, must comply with the “advance notice” deadlines in our Bylaws. As such, notice of such business or nominations must be received by the Company no earlier than 75 days and no later than 45 days prior to the one-year anniversary of March 18, 2022, the date on which the 2022 Proxy Materials were first mailed, as set forth more fully in our Bylaws, and must comply with the other requirements set forth in our Bylaws. Such notices must be in writing and received within the “advance notice” deadlines described above at our principal executive office: JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, Attention: Corporate Secretary.

Whom should I call if I have any questions?

If you have any questions about your ownership of Company voting stock, please contact our transfer agent at:

American Stock Transfer & Trust Company LLC

6201 15th Avenue

Brooklyn, New York 11219

Internet: www.astfinancial.com

Telephone: (866) 668-6551

Email: info@astfinancial.com

(reference JELD-WEN Holding, Inc. in the subject line)

If you have any questions about voting or the Annual Meeting, please contact the Company’s Shareholder Services team at:

JELD-WEN Holding, Inc. Shareholder Services

2645 Silver Crescent Drive

Charlotte, North Carolina 28273

Toll Free: 877.592.7575

Fax: 704.246.5009

Email: ShareholderServices@jeldwen.com

Incorporation by Reference

The Audit Committee Report and the Compensation Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are inactive textual references only.

Access to Reports and Other Information

We file or furnish our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is investors.jeld-wen.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to JELD-WEN Holding, Inc. Attention: Corporate Secretary, at 2645 Silver Crescent Drive, Charlotte, North Carolina 28273. References to our website in this Proxy Statement are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement for any purpose.

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List of Company Stockholders

A list of our stockholders as of March 1, 2022, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting. To access the list of stockholders during the Annual Meeting, please visit www.virtualshareholdermeeting.com/JELD2022 and enter the control number provided on your proxy card or voting instruction form.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named on the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

61 / JELD-WEN PROXY STATEMENT 2022

EXHIBIT A – AMENDED AND RESTATED CHARTER

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

JELD-WEN HOLDING, INC.

(Originally incorporated on May 31, 2016)

FIRST: The name of the corporation is JELD-WEN Holding, Inc. (hereinafter referred to as the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, postal code 19801, in the County of New Castle. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 990,000,000, consisting of 900,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) and 90,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

B. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the bylaws so provide.

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C. All actions required or permitted to be taken by stockholders at an annual or special meeting of stockholders of the Corporation may be effected by the written consent of the holders of capital stock of the Corporation entitled to vote as of the record date of the written consent; provided that no such action may be effected except in accordance with the provisions of Section C of this Article FIFTH and applicable law.

(i) Request for Record Date. The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under Section C of this Article FIFTH. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation at its principal executive office and signed by stockholders of record at the time of the request with a combined Net Long Beneficial Ownership (as defined in the bylaws) of at least the Requisite Percentage (as defined in the bylaws) of voting power of the outstanding shares of capital stock of the Corporation entitled to vote on the matter and who have held a combined Net Long Beneficial Ownership of at least the Requisite Percentage of voting power of the outstanding shares of capital stock continuously for at least 12 months preceding the date of the request and through the record date (the “Requisite Holding Period”), request that a record date be fixed for such purpose. Such request must contain the information set forth in paragraph (ii) of Section C of this Article FIFTH. Following receipt of such request, the board of directors shall, by the later of (a) 20 days after the Corporation’s receipt of such request and (b) 5 days after delivery of any information requested by the Corporation to determine the validity of any such request or whether the action to which such request relates may be effected by written consent of stockholders in lieu of a meeting, determine the validity of such request and whether such request relates to an action that may be taken by written consent of stockholders in lieu of a meeting pursuant to Section C of this Article FIFTH and applicable law and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors and shall not precede the date upon which such resolution is adopted. If (x) the request required by this paragraph (i) has been determined to be valid and to relate to an action that may be effected by written consent pursuant to Section C of this Article FIFTH and applicable law or (y) no such determination shall have been made by the date required by this paragraph (i), and in either event no record date has been fixed by the board of directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the manner described in paragraph (vi) of Section C of this Article FIFTH; provided that if prior action by the board of directors is required under the provisions of the Delaware General Corporation Law, the record date shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(ii) Notice Requirements. The request required by paragraph (i) of Section C of this Article FIFTH must be delivered by stockholders of record with a combined Net Long Beneficial Ownership of at least the Requisite Percentage of voting power of the outstanding shares of capital stock of the Corporation entitled to vote on the matter as of the date of such delivery (with written evidence of such ownership included with the written notice making such request) and such stockholders must have held a combined Net Long Beneficial Ownership of at least the Requisite Percentage for at least the Requisite Holding Period, must describe the action proposed to be taken by written consent of stockholders in lieu of a meeting and must contain such information and representations, to the extent applicable, required by the bylaws of the Corporation (relating to advance notice of stockholder nominations or business proposals to be submitted at a meeting of stockholders) as though such stockholder or stockholders were intending to make a nomination or to bring a business proposal before a meeting of stockholders (other than a proposal permitted to be included in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including, without limitation, all such information regarding the stockholder or stockholder(s) making the request required by paragraph (i) of Section C of this Article FIFTH, the beneficial owner or beneficial owners, if any, on whose behalf the request is made, and the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the bylaws of the Corporation). The Corporation may require the stockholder(s) submitting such notice to furnish such other information as may be requested by the Corporation, including such information as may be requested to determine the validity of the request and to determine whether such request relates to an action that may be effected by written consent of stockholders in lieu of a meeting under Section C of this Article FIFTH and applicable law. In connection with an action or actions proposed to be taken by written consent in accordance with Section C of this Article FIFTH and applicable law, the stockholder(s) seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, in the same manner required by the bylaws of the Corporation.

(iii) Actions Which May Be Taken by Written Consent. Stockholders are not entitled to act by written consent if (a) the request to act by written consent made pursuant to paragraph (i) of Section C of this Article FIFTH (x) does not comply with Section C of this Article FIFTH, (y) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable

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law or (z) relates to an item of business that is not a proper subject for stockholder action under applicable law; (b) any such request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders; (c) an identical or substantially similar item (a “Similar Item”) to that included in any such request was presented at any meeting of stockholders held within one year prior to the Corporation’s receipt of such request; (d) a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of stockholders that has been called but not yet held, and the date of which is within 90 days of the Corporation’s receipt of such request; or (e) the board of directors calls an annual or special meeting of stockholders for the purpose of presenting a Similar Item, or solicits action by written consent of stockholders for a Similar Item pursuant to paragraph (i) of Section C of this Article FIFTH.

(iv) Manner of Consent Solicitation. Stockholders may take action by written consent only if consents are solicited by the stockholder(s) seeking to take action by written consent of stockholders in accordance with Section C of this Article FIFTH and applicable law from all holders of capital stock of the Corporation entitled to vote on the matter.

(v) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (vi) of Section C of this Article FIFTH and applicable law, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(vi) Delivery of Consents. No Consents may be dated or delivered to the Corporation until 90 days after the delivery of the related request required by paragraph (i) of Section C of this Article FIFTH. Consents must be delivered to the Corporation at its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of Consents, the Secretary or such other officer of the Corporation as the board of directors may designate shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary or such other officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent. If after such investigation the Secretary or such other officer of the Corporation as the board of directors may designate shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this paragraph (vi), the Secretary or such other officer of the Corporation as the board of directors may designate may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(vii) Effectiveness of Consent. Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, no action may be taken by the stockholders by written consent except in accordance with Section C of this Article FIFTH and applicable law. If the board of directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, Section C of this Article FIFTH or applicable law, or the stockholder or stockholders seeking to take such action do not otherwise comply with Section C of this Article FIFTH or applicable law, then the board of directors shall not be required to fix a record date in respect of such proposed action, and any such purported action by written consent shall be null and void. No action by written consent without a meeting shall be effective until such date as the Secretary or such other officer of the Corporation as the board of directors may designate certify to the Corporation that the Consents delivered to the Corporation in accordance with paragraph (vi) of Section C of this Article FIFTH represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the Delaware General Corporation Law and this Amended and Restated Certificate of Incorporation.

(viii) Board-Solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (a) none of the foregoing provisions of Section C of this Article FIFTH shall apply to any solicitation of stockholder action by written consent in lieu of a meeting by or at the direction of the board of directors and (b) the board of directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

(ix)     Challenge to Validity of Consent. Nothing contained in Section C of this Article FIFTH shall in any way be construed to suggest or imply that the board of directors of the Corporation or any stockholder shall not be entitled to contest the validity of

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any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation or such other officer of the Corporation as the board of directors may designate or to prosecute or defend any litigation with respect thereto.

D. Special meetings of stockholders of the Corporation may be called only (i) by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board, or (ii) by the Secretary upon the written request of one more or stockholders of record with a combined Net Long Beneficial Ownership, as of the date of the request, of at least the Requisite Percentage of the outstanding shares of capital stock of the Corporation who have held a combined Net Long Beneficial Ownership of at least the Requisite Percentage of voting power of the outstanding shares of capital stock of the Corporation continuously for at least 12 months preceding the date of the request and through the date of the special meeting and in accordance with the requirements of the bylaws. For purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors as fixed by resolution of the board of directors whether or not there exist any vacancies in previously authorized directorships.

E. An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the board of directors shall fix.

SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of authorized directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. Beginning with the annual meeting of stockholders to be held in the year ending December 31, 2020, the directors, other than Class I directors and Class II directors (each as defined below), including those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be elected for a term expiring at the Corporation’s next annual meeting of stockholders. Each director who was elected at the 2018 annual meeting of stockholders for a three-year term expiring in 2021 (the “Class I directors”), and each director who was elected at the 2019 annual meeting of stockholders for a three-year term expiring in 2022 (the “Class II directors”), shall continue to hold office until the end of the term for which such director was elected or appointed, as applicable. Commencing with the annual meeting of stockholders to be held in the year ending December 31, 2021, all directors of the Corporation other than Class II directors will be elected for a term of one year; and commencing with the annual meeting of stockholders to be held in the year ending December 31, 2022, all directors of the Corporation will be elected for a term of one year. In all cases, each director shall hold office until his or her successor shall have been duly elected and qualified. If authorized by a resolution of the board of directors, directors may be elected to fill any vacancy on the board of directors, regardless of how such vacancy shall have been created.

B. A majority of the Whole Board shall constitute a quorum for all purposes at any meeting of the board of directors, and, except as otherwise expressly required by law or by this Amended and Restated Certificate of Incorporation, all matters shall be determined by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders , with each director to hold office until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

SEVENTH: The board of directors is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class.

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EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.

TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

~~ELEVENTH: To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in any business opportunity, transaction or other matter in which the Onex Group (as defined below), any officer, director, partner or employee of any entity comprising the Onex Group, and any portfolio company in which such entities or persons have an equity interest (other than the Corporation and its subsidiaries) (each, a “Specified Party”) participates or desires or seeks to participate in, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. For purposes of this Amended and Restated Certificate of Incorporation, the term “Onex Group” shall mean Onex Corporation and its affiliates, including funds managed by an affiliate of Onex Partners Manager LP and/or Onex Corporation, as appropriate. Notwithstanding the foregoing, the Corporation, on behalf of itself and its subsidiaries, does not hereby renounce any interest or expectancy it or its subsidiaries may have in any business opportunity, transaction or other matter that is (1) offered in writing solely to a director or officer of the Corporation or its subsidiaries who is not also a Specified Party, (2) offered to a Specified Party who is a director, officer or employee of the Corporation and who is offered such opportunity solely in his or her capacity as a director, officer or employee of the Corporation, or (3) identified by a Specified Party solely through the disclosure of information by or on behalf of the Company.~~

~~Neither the amendment nor repeal of this Article ELEVENTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification.~~

~~If any provision or provisions of this Article ELEVENTH shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article ELEVENTH (including, without limitation, each portion of any paragraph of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article ELEVENTH (including, without limitation, each such portion of any paragraph of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.~~

~~This Article ELEVENTH shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this Amended and Restated Certificate of Incorporation, the bylaws or applicable law. Any person or entity~~

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~~purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article ELEVENTH.~~

~~TWELFTH~~ ELEVENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation and which has been duly adopted in accordance with Sections 212, 242 and 245 of the DGCL, has been executed by its duly authorized officer this             day of                     .

JELD-WEN HOLDING, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation]

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EXHIBIT B – 2017 OMNIBUS EQUITY PLAN, AS AMENDED

JELD-WEN HOLDING, INC.

2017 OMNIBUS EQUITY PLAN

1.	Purpose.

The purpose of the Plan is to assist the Company with attracting, retaining, incentivizing and motivating officers and employees of, consultants to, and non-employee directors providing services to, the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing participating individuals with a proprietary interest in the performance of the Company. The Company believes that this incentive program will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company, its Subsidiaries and Affiliates and to align their interests with those of the stockholders of the Company, its Subsidiaries and Affiliates.

2.	Definitions,

For purposes of the Plan:

2.1.    “Adjustment Event” shall have the meaning ascribed to such term in Section 12.1.

2.2.    “Affiliate” shall mean any entity that the Company, either directly or indirectly through one or more intermediaries, is in common control with, is controlled by or controls, each within the meaning of the Securities Act.

2.3.    “Award” means, individually or collectively, a grant of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

2.4.    “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.5.    “Board” means the Board of Directors of the Company.

2.6.    “Change in Control” means the occurrence of any of the following:

(a)    An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person, immediately after which such Person first acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.6(a), the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)    The individuals who, as of the Effective Date of this Plan, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;

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(c)    The consummation of:

(i)    A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:

(a)    the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(b)    the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(c)    no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii)    A complete liquidation or dissolution of the Company; or

(iii)    The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.7.    “Code” means the Internal Revenue Code of 1986, as amended.

2.8.    “Committee” means the Committee which administers the Plan as provided in Section 3.

2.9.    “Company” means JELD-WEN Holding, Inc., a Delaware corporation, or any successor thereto.

2.10.    “Consultant” means any consultant or advisor, other than an Employee or Director, who is a natural person and who renders services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.11.    “Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other transaction or event having a similar effect on the Company’s capital stock or (b) a liquidation or dissolution of the Company. For the avoidance of doubt, a Corporate Transaction may be a transaction that is also a Change in Control.

2.12.    “Director” means a member of the Board.

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2.13.    “Disability” means, with respect to a Participant, a permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this Section 2.13, in the event any Award is considered to be “deferred compensation” as that term is defined under Section 409A and the terms of the Award are such that the definition of “disability” is required to comply with the requirements of Section 409A then, in lieu of the foregoing definition, the definition of “Disability” for purposes of such Award shall mean, with respect to a Participant, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.14.    “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.15.    “Dividend Equivalent Right” means a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.

2.16.    “Effective Date” means the date of the Plan’s approval by the Company’s stockholders.

2.17.    “Eligible Individual” means any Employee, Director or Consultant.

2.18.    “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or any Subsidiary, or between the Company and any Subsidiaries.

2.19.    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.20.    “Fair Market Value” on any date means:

(a)    if the Shares are listed for trading on a national securities exchange, the closing price at the close of the primary trading session of the Shares on the date of determination on the principal national securities exchange on which the common stock is listed or admitted to trading as officially quoted in the consolidated tape of transactions on such exchange or such other source as the Committee deems reliable for the applicable date, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price; or

(b)    if the Shares are not listed for trading on a national securities exchange, the fair market value of the Shares as determined in good faith by the Committee, and, if applicable, in accordance with Sections 409A and 422 of the Code.

Notwithstanding the foregoing, with respect to Awards granted in connection with an Initial Public Offering, if any, unless the Committee determines otherwise, Fair Market Value shall mean the price at which Shares are offered to the public by the underwriters in the Initial Public Offering.

2.21.    “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.22.    “Nonemployee Director” means a Director of the Board who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.23.    “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.24.    “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.25.    “Option Price” means the price at which a Share may be purchased pursuant to an Option.

2.26.    “Parent” means any corporation which is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.

B-3 / JELD-WEN PROXY STATEMENT 2022

2.27.    “Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

2.28.    “Performance Awards” means Performance Share Units, Performance-Based Restricted Stock or any or all of them.

2.29.    “Performance-Based Restricted Stock” means Shares issued or transferred to an Eligible Individual under Section 9.2.

2.30.    “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.31.    “Performance Objectives” means the objectives set forth in Section 9.3 for the purpose of determining, either alone or together with other conditions, the degree of payout and/or vesting of Performance Awards.

2.32.    “Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 9.1(b).

2.33.    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.

2.34.    “Plan” means this JELD-WEN Holding, Inc. 2017 Equity Incentive Plan, as amended from time to time.

2.35.    “Plan Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 15 hereof.

2.36.    “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.1.

2.37.    “Restricted Stock Units” means rights granted to an Eligible Individual under Section 8.2 representing a number of hypothetical Shares.

2.38.    “Section 409A” means Section 409A of Code, and all regulations, guidance, and other interpretative authority issued thereunder.

2.39.    “Securities Act” means the Securities Act of 1933, as amended.

2.40.    “Share Award” means an Award of Shares granted pursuant to Section 10.

2.41.    “Shares” means the common stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

2.42.    “Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.

2.43.    “Subsidiary” means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company and (b) in relation to the eligibility to receive Awards other than Incentive Stock Options and continued employment or the provision of services for purposes of Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns at least twenty-five percent (25%) of the outstanding equity or other ownership interests.

2.44.    “Ten-Percent Shareholder” means an Employee who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

2.45.    “Termination”, “Terminated” or “Terminates” shall mean (a) with respect to a Participant who is an Employee, the date such Participant ceases to be employed by the Company and its Subsidiaries, (b) with respect to a Participant who is a Consultant, the date such Participant ceases to provide services to the Company and its Subsidiaries or (c) with respect to a Participant who is a Director, the date such Participant ceases to be a Director, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an Award Agreement, (a) if a Participant is both an Employee and a Director and terminates as an Employee but remains as a Director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a Director and (b) if a Participant who is an Employee or a Director ceases to provide services in such capacity and becomes a Consultant, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a Consultant.

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3.	Administration.

3.1.    Committee. The Plan shall be administered by a Committee appointed by the Board. The Committee shall consist of at least two (2) Directors of the Board and may consist of the entire Board; provided, however, that if the Committee consists of less than the entire Board, then, with respect to any Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist only of Nonemployee Directors. For purposes of the preceding sentence, if one or more voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee. All decisions and determinations by the Committee in the exercise of its powers hereunder shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other Persons having any interest therein.

3.2.    Board Reservation and Delegation.

(a)    The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself or exercises the authority and responsibility of the Committee, the Board shall be deemed to be acting as the Committee for purposes of the Plan and references to the Committee in the Plan shall be to the Board.

(b)    Subject to applicable law, the Board may delegate, in whole or in part, any of the authority of the Committee hereunder (subject to such limits as may be determined by the Board) to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Eligible Individuals who are not officers or Directors of the Company or any of its Subsidiaries and who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates any such authority to make Awards as provided by this Section 3.2(b), all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate.

3.3.    Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have all of the powers necessary to enable it to carry out its duties under the Plan, including, without limitation, the power from time to time to:

(a)    determine those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number or value of Shares in respect of which each Award is granted, prescribe the terms and conditions (which need not be identical) of each such Award, including, (i) in the case of Options, the exercise price per Share and the duration of the Option and (ii) in the case of Stock Appreciation Rights, the Base Price per Share and the duration of the Stock Appreciation Right, accelerate the vesting or lapsing of restrictions of any Award in the event of death or Disability, and make any amendment or modification to any Award Agreement, in each case, consistent with the terms of the Plan and make any amendment or modification to any Agreement consistent with the terms of the Plan;

(b)    construe and interpret the Plan and the Awards granted hereunder, establish, amend and revoke rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective;

(c)    permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock Units and Performance Share Units, or the satisfaction of any requirements or objectives with respect to such Awards; provided that if any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, which rules and procedures shall comply with Section 409A; and provided further that the deferral of Option and Stock Appreciation Right gains is prohibited;

(d)    determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan;

(e)    cancel, with the consent of the Participant, outstanding Awards or as otherwise permitted under the terms of the Plan;

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(f)    exercise its discretion with respect to the powers and rights granted to it as set forth in the plan

(g)    generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

3.4.    Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive, Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Eligible Individuals to receive Awards under the Plan and the terms and provision of Awards under the Plan.

3.5.    Non-U.S. Employees. Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may establish subplans, determine the terms and conditions of Awards, and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.

3.6.    Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

3.7.    No Repricing of Options or Stock Appreciation Rights. The Committee shall have no authority to (i) make any adjustment (other than in connection with an Adjustment Event, a Corporate Transaction or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Base Price of a Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants or other means, or (ii) cancel for cash or other consideration any Option whose Option Price is greater than the then Fair Market Value of a Share or Stock Appreciation Right whose Base Price is greater than the then Fair Market Value of a Share unless, in either case the Company’s stockholders shall have approved such adjustment, amendment or cancellation.

4.	Stock Subject to the Plan: Grant Limitations; Vesting.

4.1.    Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the maximum number of Shares that may be issued pursuant to Awards granted under the Plan shall not exceed ~~7,500,000~~9,900,000 Shares, all of which may granted pursuant to Incentive Stock Options. The Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. The grant of any Award that may be settled only in cash shall not reduce the number of Shares with respect to which Awards may be granted pursuant to the Plan.

4.2.    Individual Participant Limit. The aggregate number of Shares that may be issued pursuant to Awards granted under the Plan in any calendar year (or in respect of the calendar year during which the Transition Period expires, the remainder of such calendar year) may not exceed 2,000,000 Shares in the case of an Eligible Individual who is an Employee or Consultant or 250.000 Shares in the case of a Director who is not an Employee or Consultant.

4.3.    Calculating Shares Available. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that (i) an Award expires or is otherwise canceled, terminated or forfeited without the issuance of Shares or (ii) an Award will be mandatorily settled solely in cash without the delivery of Shares, then the Shares covered by such Awards will become available for issuance in connection with future Awards granted under the Plan. Notwithstanding anything to the contrary in the Plan, the following Shares will not become available for issuance in connection with future Awards granted under the Plan (A) Shares withheld from payment of an Award by the Company, or surrendered or tendered by the Participant, in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, (B) Shares withheld from the payment of an Award by the Company, or surrendered or tendered by the Participant in payment of, the exercise price or purchase price of an Award, (C) Shares covered by Awards that discretionarily settled in cash, (D) Shares covered by a Stock Appreciation Right that are not issued in connection with its settlement in Shares upon exercise and (E) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

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4.4.    Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which, and/or the conditions required for, an Award to vest, become exercisable or have restrictions lapse; provided that no Award granted to an Eligible Individual shall vest, become exercisable or have restrictions lapse earlier than the first (1st) anniversary of the grant date; provided, however, up to a maximum of five percent (5%) of the maximum aggregate number of Shares that may be issued under the Plan pursuant to Section 4.1 may be issued pursuant to Awards granted under the Plan without regard for any limitations or other requirements for vesting or transferability under the Plan.

5.	Stock Option.

5.1.    Authority of Committee. The Committee may grant Options to Eligible Individuals in accordance with the Plan, the terms and conditions of the grant of which shall be set forth in an Award Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are Employees of the Company or any of its Subsidiaries on the date the Incentive Stock Option is granted. Options shall be subject to the following terms and provisions:

5.2.    Option Price. The Option Price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the exercise price per Share under each Option shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).

5.3.    Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that (i) unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant’s death (but in no event beyond the date on which the Option otherwise would expire by its terms), and (ii) if, at the time an Option (other than an Incentive Stock Option) would otherwise expire at the end of its term, the exercise of the Option is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Option could have been exercised and the 10th anniversary of the date of grant of the Option, except as otherwise provided herein in this Section 5.3.

5.4.    Vesting. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

5.5.    Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

5.6.    Method of Exercise. The exercise of an Option shall be made only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The Option Price for any Shares purchased pursuant to the exercise of an Option shall be paid in any of, or any combination of, the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, (i) the Committee may provide for the payment of the Option Price through Share withholding as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a Fair Market Value equal to the

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Option Price and (ii) an Option may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded down to the nearest number of whole Shares.

5.7.    Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised with respect to such Shares pursuant to the terms of the applicable Award Agreement, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant and (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Award Agreement.

5.8.    Effect of Change in Control. Any specific terms applicable to an Option in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

6.	Stock Appreciation Rights,

6.1.    Grant. The Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option. Awards of Stock Appreciation Rights shall be subject to the following terms and provisions.

6.2.    Terms: Duration. Stock Appreciation Rights shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that unless the Committee provides otherwise, a Stock Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death (but in no event beyond the date on which the Stock Appreciation Right otherwise would expire by its terms) and (ii) if, at the time a Stock Appreciation Right would otherwise expire at the end of its term, the exercise of the Stock Appreciation Right is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Stock Appreciation Right, extend the period within which the Stock Appreciation Right may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Stock Appreciation Right could have been exercised and the 10th anniversary of the date of grant of the Stock Appreciation Right, except as otherwise provided herein in this Section 6.2.

6.3.    Vesting. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Stock Appreciation Right expires.

6.4.    Amount Payable. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted (the “Base Price”) by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised (the “SAR Payment Amount”). Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

6.5.    Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised.

6.6.    Form of Payment. Payment of the SAR Payment Amount may be made in the discretion of the Committee solely in whole Shares having an aggregate Fair Market Value equal to the SAR Payment Amount, solely in cash or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment shall be rounded down to the nearest whole Share.

6.7.    Effect of Change in Control. Any specific terms applicable to a Stock Appreciation Right in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

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7.	Dividend Equivalent Rights.

The Committee may grant Dividend Equivalent Rights, either in tandem with an Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Award Agreement evidencing the Award. Amounts payable in respect of Dividend Equivalent Rights will be deferred until the vesting of or lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, payment or settlement of or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate and will in any event be subject to any restrictions and risks of forfeiture to the same extent as the Awards with respect to which such dividends are payable. The Committee shall determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

8.	Restricted Stock; Restricted Stock Units.

8.1.    Restricted Stock. The Committee may grant Awards of Restricted Stock to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates. With respect to Shares in a book entry account in a Participant’s name, the Committee may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Restricted Stock shall be subject to the following terms and provisions:

(a)    Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement evidencing the Award (which, in the case of an electronically distributed Award Agreement, shall be deemed to have been executed by an acknowledgement of receipt or in such other manner as the Committee may prescribe) and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon the issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and, subject to and in accordance with Section 8.1(d), to receive all dividends or other distributions paid or made with respect to the Shares.

(b)    Terms and Conditions. Each Award Agreement shall specify the number of Shares of Restricted Stock to which it relates, the conditions which must be satisfied in order for the restrictions on transferability set forth in this paragraph (b) to lapse, and the circumstances under which the Award will be forfeited. During such period as may be set by the Administrator in the Award Agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The Administrator may also impose such other restrictions and conditions, including the attainment of pre-established Performance Objectives or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion. The Vesting Period shall be not less than three years, provided that the Vesting Period may be shorter (but not less than one year) if vesting of the Restricted Stock is conditioned upon the attainment of pre-established Performance Objectives or other corporate or individual performance goals. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

(c)    Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

(d)    Treatment of Dividends. The payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time and shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends are payable. The Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred

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dividends were paid, and any dividends deferred in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(e)    Effect of Change in Control. Any specific terms applicable to Restricted Stock in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

8.2.    Restricted Stock Unit Awards. The Committee may grant Awards of Restricted Stock Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each such Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the following terms and provisions:

(a)    Payment of Awards. Each Restricted Stock Unit shall represent the right of the Participant to receive one Share, together with such dividends as may have accrued with respect to such Share from the time of the grant of the Award until the time of vesting, upon vesting of the Restricted Stock Unit or on any later date specified by the Committee, subject to a Participant’s deferral election, if any; provided, however, that the Committee may provide for the settlement of Restricted Stock Units in cash equal to the Fair Market Value of the Shares that would otherwise be delivered to the Participant (determined as of the date of the Shares would have been delivered), or a combination of cash and Shares. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit.

(b)    Vesting. No Restricted Stock Units may vest more quickly than one-third annually over three years; provided that the vesting period may be shorter (but not less than one year) if vesting of the Restricted Stock Unit is conditioned upon the attainment of pre-established Performance Objectives or other corporate or individual performance goals, or for Restricted Stock Units awarded to Directors who are not Employees.

(c)    Effect of Change in Control. Any specific terms applicable to Restricted Stock Units in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

9.	Performance Awards.

9.1.    Performance Share Units. The Committee may grant Awards of Performance Share Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(a) and (b) of the Fair Market Value of a Share on the date the Performance Share Unit becomes vested or any other date specified by the Committee, subject to a Participant’s deferral election, if any. The Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit.

(a)    Terms and Conditions: Vesting and Forfeiture. Each Award Agreement shall specify the number of Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited.

(b)    Payment of Awards. Subject to Section 9.3(c), payment to Participants in respect of vested Performance Share Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine that the Award has become vested. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment.

9.2.    Performance-Based Restricted Stock. The Committee may grant Awards of Performance-Based Restricted Stock to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Share certificates. With respect to Shares in a book entry account in a Participant’s name, the Committee may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:

(a)    Rights of Participant. Performance-Based Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Committee may determine; provided,

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however, that no Performance- Based Restricted Stock shall be issued until the Participant has executed an Award Agreement evidencing the Award (which, in the case of an electronically distributed Award Agreement, shall be deemed to have been executed by an acknowledgement of receipt or in such other manner as the Committee may prescribe), and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)    Terms and Conditions. Each Award Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance-Based Restricted Stock to vest, the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance-Based Restricted Stock shall be less than one (1) year.

(c)    Treatment of Dividends. The payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Participant until such time and shall be subject to restrictions and risk of forfeiture to the same extent as the Performance-Based Restricted Stock with respect to which such dividends are payable. The Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Performance-Based Restricted Stock) or held in cash. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock (whether held in cash or in additional Shares of Performance-Based Restricted Stock) shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.

(d)    Delivery of Shares. Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

9.3.    Performance Objectives.

(a)    Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per share; (ii) operating income; (iii) return on equity or assets; (iv) cash flow; (v) net cash flow; (vi) cash flow from operations; (vii) EBITDA and/or adjusted EBITDA; (viii) revenue growth, product revenue and/or comparable sales growth; (ix) revenue ratios; (x) cost reductions; (xi) cost ratios or margins; (xii) overall revenue or sales growth; (xiii) expense reduction or management; (xiv) market position or market share; (xv) total shareholder return; (xvi) return on investment; (xvii) earnings before interest and taxes (EBIT); (xviii) net income (before or after taxes); (xix) return on assets or net assets; (xx) economic value added; (xxi) shareholder value added; (xxii) cash flow return on investment; (xxiii) net operating profit; (xxiv) net operating profit after tax; (xxv) return on capital; (xxvi) return on invested capital; (xxvii) customer growth; (xxviii) supply chain achievements, (xxix) financial ratios, including those measuring liquidity, activity, profitability or leverage; (xxx) financing and other capital raising transactions; (xxxi) strategic partnerships or transactions; or (xxxii) any combination of the foregoing; or (xxxiii) any other performance criteria as may be established by the Committee. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

(b)    Effect of Certain Events. The Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the impact of specified events, including any one or more of the following with respect to the Performance Cycle: (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the Performance Cycle; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Cycle that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or

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non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

(c)    Determination of Performance. In respect of a Performance Award, the Committee may, in its sole discretion, (i) reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse, and/or (ii) establish rules and procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under an Award granted under this Section 9. The Committee may exercise such discretion in a non-uniform manner among Participants.

(d)    Effect of Change in Control. Any specific terms applicable to a Performance Award in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

10.	Share Awards.

The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company. Any dividend payable in respect of a Share Award shall be subject to vesting, restrictions and risk of forfeiture to the same extent as the Share Award with respect to which such dividends are payable.

11.	Effect of Termination of Employment: Transferability.

11.1.    Termination. The Award Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon Termination, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or at anytime thereafter.

11.2.    Transferability of Awards and Shares.

(a)    Non-Transferability of Awards. Except as set forth in Section 11.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Award Agreement, either at the time of grant or at any time thereafter, no Award (other than Restricted Stock, Performance-Based Restricted Stock, and Share Awards with respect to which the restrictions have lapsed) shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (ii) subject to attachment, execution or levy of any kind; and any purported transfer, pledge, hypothecation, attachment, execution or levy in violation of this Section 11.2 shall be null and void.

(b)    Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Shares are then listed or traded and restrictions under any blue sky or state securities laws applicable to such Shares.

(c)    Transfers By Will or by Laws of Descent or Distribution. Any Award may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement; and (ii) the Participant’s estate or beneficiary appointed in accordance with this Section 11.2(c) will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority.

(d)    Beneficiary Designation. To the extent permitted by applicable law, the Company may from time to time permit each Participant to name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Participant under any Award granted under the Plan in the event of the Participant’s death before he or she receives any or all of such benefit or exercises such Award. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation or if any such designation is not effective under applicable law as determined by the Committee, benefits under Awards remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death shall be paid to or exercised by the Participant’s estate.

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12.	Adjustment upon Changes in Capitalization.

12.1.    12.1. In the event that (a) the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction or (b) there is an extraordinary dividend or distribution by the Company in respect of its Shares or other capital stock or securities convertible into capital stock in cash, securities or other property (any event described in (a) or (b), an “Adjustment Event”), the Committee shall determine the appropriate adjustments to (i) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (iii) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the Plan, (iv) the Option Price of outstanding Options and the Base Price of outstanding Stock Appreciation Rights, and (v) the Performance Objectives applicable to outstanding Performance Awards.

12.2.    Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in a manner intended not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code and (b) with respect to any Award that is not subject to Section 409A, in a manner intended not to subject the Award to Section 409A and, with respect to any Award that is subject to Section 409A, in a manner intended to comply with Section 409A.

12.3. If, by reason of an Adjustment Event, pursuant to an Award, a Participant shall be entitled to, or shall be entitled to exercise an Award with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award prior to such Adjustment Event, as may be adjusted in connection with such Adjustment Event in accordance with this Section 12.

13.	Effect of Certain Transactions.

Except as otherwise provided in the applicable Award Agreement, in connection with a Corporate Transaction, either:

(a)    outstanding Awards shall, unless otherwise provided in connection with the Corporate Transaction, continue following the Corporate Transaction and shall be adjusted if and as provided for in the agreement or plan (in the case of a liquidation or dissolution) entered into or adopted in connection with the Corporate Transaction (the “Transaction Agreement”), which may include, in the sole discretion of the Committee or the parties to the Corporate Transaction, the assumption or continuation of such Awards by, or the substitution for such Awards of new awards of, the surviving, successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, exercise prices and other terms of such new awards as the Committee or the parties to the Corporate Transaction shall agree, or

(b)    outstanding Awards shall terminate upon the consummation of the Corporate Transaction; provided, however, that vested Awards shall not be terminated without:

(i)    in the case of vested Options and Stock Appreciation Rights (including those Options and Stock Appreciation Rights that would become vested upon the consummation of the Corporate Transaction), (1) providing the holders of affected Options and Stock Appreciation Rights a period of at least fifteen (15) calendar days prior to the date of the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights, or (2) providing the holders of affected Options and Stock Appreciation Rights payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A, on a deferred basis) in respect of each Share covered by the Option or Stock Appreciation Rights being cancelled an amount equal to the excess, if any, of the per Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option or the Base Price of the Stock Appreciation Rights, or

(ii)    in the case of vested Awards other than Options or Stock Appreciation Rights (including those Awards that would become vested upon the consummation of the Corporate Transaction), providing the holders of affected Awards payment (in cash or other consideration upon or immediately following the consummation of the Corporate

B-13 / JELD-WEN PROXY STATEMENT 2022

Transaction, or, to the extent permitted by Section 409A, on a deferred basis) in respect of each Share covered by the Award being cancelled of the per Share price to be paid or distributed to stockholders in the Corporate Transaction, in each case with the value of any non-cash consideration to be determined by the Committee in good faith.

For the avoidance of doubt, if the amount determined pursuant to clause (b)(i)(2) above is zero or less, the affected Option or Stock Appreciation Rights may be terminated without any payment therefor. Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any such Corporate Transaction the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction):

(a)    cause any or all unvested Options and Stock Appreciation Rights to become fully vested and immediately exercisable (as applicable) and/or provide the holders of such Options and Stock Appreciation Rights a reasonable period of time prior to the date of the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights;

(b)    with respect to unvested Options and Stock Appreciation Rights that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Option or Stock Appreciation Right being terminated in an amount equal to all or a portion of the excess, if any, of the per Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the exercise price of the Option or the Base Price of the Stock Appreciation Right, which may be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by Section 409A, at such other time or times as the Committee may determine;

(c)    with respect to unvested Awards (other than Options or Stock Appreciation Rights) that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Award being terminated in an amount equal to all or a portion of the per Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith), which may be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by Section 409A, at such other time or times as the Committee may determine.

(d)    For the avoidance of doubt, if the amount determined pursuant to clause (b) above is zero or less, the affected Option or Stock Appreciation Rights may be terminated without any payment therefor.

Notwithstanding anything to the contrary in this Plan or any Agreement,

(a)    the Committee may, in its sole discretion, provide in the Transaction Agreement or otherwise for different treatment for different Awards or Awards held by different Participants and, where alternative treatment is available for a Participant’s Awards, may allow the Participant to choose which treatment shall apply to such Participant’s Awards;

(b)    any action permitted under this Section 13 may be taken without the need for the consent of any Participant. To the extent a Corporate Transaction also constitutes an Adjustment Event and action is taken pursuant to this Section 13 with respect to an outstanding Award, such action shall conclusively determine the treatment of such Award in connection with such Corporate Transaction notwithstanding any provision of the Plan to the contrary (including Section 12).

(c)    to the extent the Committee chooses to make payments to affected Participants pursuant to Section 13.1(b)(i)(2) or (ii) or Section 13.2(b) or (c) above, any Participant who has not returned any letter of transmittal or similar acknowledgment that the Committee requires be signed in connection with such payment within the time period established by the Committee for returning any such letter or similar acknowledgement shall forfeit his or her right to any payment and his or her associated Awards may be cancelled without any payment therefor.

14.	Interpretation.

14.1.    Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

B-14 / JELD-WEN PROXY STATEMENT 2022

14.2.    Compliance with Section 409A.

(a)    All Awards granted under the Plan are intended either not to be subject to Section 409A or, if subject to Section 409A, to be administered, operated and construed in compliance with Section 409A. Notwithstanding this or any other provision of the Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A and all regulations and other guidance issued thereunder or to not be subject to Section 409A. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

(b)    The Plan and each Award Agreement will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with Section 409A. If the Committee determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)( I) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in the Plan, if the Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule. Each payment provided to any Participant in connection with an Award granted hereunder shall be considered a separate payment for purposes of Section 409A.

(c)    With respect to any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A, Termination shall mean a separation from service within the meaning of Section 409A. A Participant shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Subsidiary and such Subsidiary ceases to be a Subsidiary, unless the Committee determines otherwise.

(d)    Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

15.	Term; Plan Termination and Amendment of the Plan; Modification of Awards.

15.1.    Term. The Plan shall terminate on the Plan Termination Date and no Award shall be granted after that date. The applicable terms of the Plan and any terms and conditions applicable to Awards granted prior to the Plan Termination Date shall survive the termination of the Plan and continue to apply to such Awards.

15.2.    Plan Amendment or Plan Termination. The Board may earlier terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a)    except as otherwise provided in Section 14.2, no such amendment, modification, suspension or termination shall materially and adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and

(b)    to the extent necessary under any applicable law, regulation or exchange requirement or as provided in Section 3.7, no other amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

15.3.    Modification of Awards. No modification of an Award shall materially and adversely alter or impair any rights or obligations under the Award without the consent of the Participant.

B-15 / JELD-WEN PROXY STATEMENT 2022

16.	Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.	Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)    give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b)    limit in any way the right of the Company or any of its Subsidiaries to terminate the employment of or the provision of services by any person at any time;

(c)    be evidence of any agreement or understanding, express or implied, that the Company will pay any person at any particular rate of compensation or for any particular period of time; or

(d)    be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

18.	Regulations and Other Approvals: Governing Law.

18.1.    Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

18.2.    Compliance with Law.

(a)    The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate b y the Committee.

(b)    The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(c)    Each grant of an Award and the issuance of Shares or other settlement of the Award is subject to compliance with all applicable federal, state and foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be or shall be deemed to be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

18.3.    Transfers of Plan Acquired Shares. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration

B-16 / JELD-WEN PROXY STATEMENT 2022

thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19.	Miscellaneous.

19.1.    Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards as the Committee may provide. If required by the Committee, an Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.

19.2.    Forfeiture Events; Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, any Award under the Plan shall be subject to the terms of the Company’s Incentive Compensation Clawback Policy, as it may be amended from time to time.

19.3.    Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to or, subject to Section 3.7, in substitution for one or more Awards previously granted to that Eligible Individual.

19.4.    Withholding of Taxes. The Company or any of its Subsidiaries may withhold from any payment of cash or Shares to a Participant or other Person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant, exercise, vesting or settlement of any Award under the Plan. The Company or any of its Subsidiaries shall have the right to require the payment of any such taxes or to withhold from wages or other amounts otherwise payable to a Participant or other Person, and require that the Participant or other Person furnish all information deemed necessary by the Company or any of its Subsidiaries to meet any tax reporting obligation as a condition to exercise or before making any payment or the issuance or release of any Shares pursuant to an Award. If the Participant or other Person shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or other Person or to take such other action as may be necessary to satisfy such withholding obligations. If specified in an Award Agreement at the time of grant or otherwise approved by the Committee in its sole discretion, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Award, elect to (i) make a cash payment to the Company, (ii) have withheld a portion of the Shares then issuable to him or her or (iii) deliver Shares owned by the Participant prior to the exercise, vesting or other settlement of an Award, in each case having an aggregate Fair Market Value equal to the withholding taxes. To the extent that Shares are used to satisfy withholding obligations of a Participant pursuant to this Section 19.4 (whether previously-owned Shares or Shares withheld from an Award), they may only be used to satisfy the minimum tax withholding required by law (or such other amount as will not have any adverse accounting impact as determined by the Committee).

19.5.    Disposition of ISO Shares. If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

19.6.    Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.

Omnibus Equity Plan originally adopted by the Board of Directors on January 3, 2017, approved by the Shareholders on January 20, 2017, amended and restated by the Compensation Committee on February 23, 2021, and amended and restated by the Board of Directors on February 16, 2022.

B-17 / JELD-WEN PROXY STATEMENT 2022

HyFlex

We're proud to be a leading global provider of windows, doors, wall systems, and building products. You'll find our innovative solutions under the JELD-WEN name and in the product collections of our global family of industry-leading brands.

JELD-WEN HOLDING, INC. 2645 SILVER CRESCENT DRIVE CHARLOTTE, NC 28273, USA

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/JELD2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D72725-P67800                     KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

JELD-WEN HOLDING, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	To elect eight Directors:		☐	☐	☐
Nominees:
	01) Tracey I. Joubert	05) Suzanne L. Stefany
	02) Cynthia Marshall	06) Bruce M. Taten
	03) Gary S. Michel	07) Roderick C. Wendt
	04) David G. Nord	08) Steven E. Wynne

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain

2.	To approve, by non-binding advisory vote, the compensation of our named executive officers.	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2022.	☐	☐	☐

4.

To approve an amendment to our Amended and Restated Certificate of Incorporation to remove the waiver of corporate opportunities that may be available to our former sponsor and is no longer applicable.

		☐	☐	☐

5.	To approve an amendment to our 2017 Omnibus Equity Plan to increase the number of shares available for issuance by 2,400,000 shares.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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D72726-P67800

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF

JELD-WEN HOLDING, INC.

The undersigned hereby appoints Roya Behnia and James Hayes as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of JELD-WEN HOLDING, INC. (the “Company”) Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on April 28, 2022 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)